Exhibit 10.1

PURCHASE AGREEMENT FOR REAL PROPERTY

AND ESCROW INSTRUCTIONS

This Purchase Agreement for Real Property and Escrow Instructions (“Agreement”) is entered into by and between TR ELDRIDGE PLACE CORP., a Delaware corporation (“Seller”), and HARVARD PROPERTY TRUST, LLC, a Delaware limited liability company and/or its permitted assigns (“Buyer”).

1.             PURCHASE OF PROPERTY.  Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller, the Property (as described in Paragraph 2.1) in consideration for the payment of the Purchase Price (as described in Paragraph 2.4), together with the respective promises of the parties set forth in this Agreement.

2.             BASIC TERMS AND DEFINITIONS.

2.1           Property.  The term “Property” shall mean:  (i) approximately 6.4385 acres of land which is legally described on Exhibit A attached to this Agreement and made a part hereof (the “Land”) together with all improvements, fixtures and equipment located on the Land, including two (2) office buildings containing a total of approximately 518,746 rentable square feet, commonly referred to as One and Two Eldridge Place located at 777 and 757 North Eldridge, Houston, Texas (collectively, the “Improvements”), (excluding, however, any fixtures or equipment owned by tenants of the Improvements or any property manager), (ii) Seller’s rights as landlord under the leases with the tenants described on Exhibit B attached to this Agreement and made a part hereof (“Leases”), (iii) whatever rights Seller has in any easements, rights of way, development rights, and real property rights appurtenant to the Land, to the extent they are assignable (collectively, “Real Property Rights”), (iv) whatever rights Seller has in Contracts (as defined in Section 13) and in all warranties, guaranties, permits, licenses, consents, authorizations, variances, waivers, certificates and approvals to the extent they relate to the Property (“Licenses and Permits”), (v) any personal property owned by Seller, located on the Land or within the Improvements (other than the personal property in the space leased by Seller or its property manager), and used in connection therewith (“Personal Property”), and (vi) all of Seller’s right, title and interest in all trademarks, service marks, logos and other marks, trade or business names and other intangible property used in connection with the operations of the Property, including any CAD drawings in Seller’s possession (collectively, the “Trademarks”).

2.2           Buyer’s Notice Address.  The notice address of Buyer is Harvard Property Trust, LLC, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, Attention: Jim Fant; Telephone:  (214) 665-1600; Facsimile: Fax No. (214) 655-1610, and additional copies to: Powell and Coleman, L.L.P, Attention:  Randy Osborne; Telephone:  (214) 890-7116; Facsimile:  (214) 373-8768.

2.3           Seller’s Notice Address.  The notice address of the Seller is c/o KBS Realty Advisors, 205 West Wacker, Suite 1000, Chicago, Illinois 60606, Attention: Bill Rogalla, Senior Vice President, Telephone: (312) 977-1175; Facsimile:  (312) 726-6804

and additional copies to James Mayer, Esq., Holland & Knight LLP, 131 S. Dearborn Street, 30th Floor, Chicago, Illinois 60603, Telephone: (312) 715-5841, Facsimile (312) 578-6666.

2.4           Purchase Price.  The purchase price for the Property shall be One Hundred One Million and 00/100 Dollars ($101,000,000) (“Purchase Price”).

2.5           Effective Date.  The effective date of this Agreement is the date on which this Agreement is fully executed as indicated by the later date of the Seller’s and Buyer’s signatures as shown on the signature page of this Agreement (“Effective Date”).

2.6           Due Diligence Period.  The period beginning on the Effective Date and ending at 5:00 p.m. on November 15, 2006.

2.7           Closing Date.  The Closing shall occur on or before December 13, 2006, subject to the provisions of Section 16 hereof, or on such other date as is mutually agreed upon by the parties (“Closing Date”).

2.8           Terms of Purchase.

(a)           The Deposit.  A wire transfer or cashier’s or certified check in the amount of One Million Four Hundred Fifty-Five Thousand Dollars ($1,455,000) (the “Initial Deposit”) shall be delivered to Escrow Holder by Buyer within two (2) business days of the Effective Date as a condition to the “Opening of Escrow” as provided in Paragraph 7.2.  Within two (2) business days after expiration of the Due Diligence Period, Buyer shall deliver an additional deposit of One Million Four Hundred Fifty-Five Thousand Dollars ($1,455,000) (the “Additional Deposit”).  (The term “Deposit” as used herein means the amount held by Escrow Holder under this Paragraph at the applicable time.)  Escrow Holder shall place the Deposit in an interest-bearing account and all earned interest shall accrue to the Buyer’s benefit, unless Seller is entitled to the Deposit as liquidated damages under Paragraph 6.4, in which event the interest shall accrue to Seller’s benefit.  For purposes of this Agreement, any accrued interest shall be deemed part of the “Deposit”.  At Closing the Deposit shall be applied to the Purchase Price, subject to the terms of this Agreement.

(b)           Buyer’s Cash at Closing.  The balance of the Purchase Price less the amount of the Deposit, plus any other amounts to be paid by Buyer under this Agreement, and subject to the prorations and adjustments described in this Agreement, shall be delivered to Escrow Holder by Buyer as provided in Paragraph 5.3.

(c)           Independent Consideration.  In addition to, and not in lieu of the delivery to Escrow Agent of the Deposit, Buyer shall deliver to Seller, concurrently with Buyer’s execution and delivery of this

Agreement, Buyer’s check, payable to the order of Seller, in the amount of One Hundred and No/100 Dollars ($100.00).  Seller and Buyer hereby mutually acknowledge and agree said sum represents adequate bargained for consideration for Seller’s execution and delivery of this Agreement and Buyer’s right to have inspected the Property pursuant to Article 3 hereof.  Said sum is in addition to and independent of any other consideration or payment Provided for in this Agreement and is nonrefundable in all events.

2.9           Escrow.  The escrow account at the Escrow Holder which shall be opened as provided in Paragraph 7.2.

2.10         Escrow Holder.  Chicago Title Company, 16969 Von Karman, Suite 200, Irvine, California 92606; Attention: George H. Bull, Telephone: (949) 263-0133; Telecopy: (949) 263-0356.

2.11         Title Policy.  A Texas Owner’s Policy of Title Insurance issued by Escrow Holder, as agent for Chicago Title Insurance Company (“Title Company”), for the Property in the aggregate amount of the Purchase Price, subject to the exceptions to title listed on Exhibit C attached hereto and incorporated herein, any real estate taxes and assessments not yet due and payable, exceptions created or resulting from Buyer’s acts and exceptions to title approved or deemed approved by Buyer pursuant to Paragraph 3.1.1 below (collectively, the “Permitted Exceptions”).

3.             CONDITIONS PRECEDENT TO BUYER’S PERFORMANCE.  Buyer’s obligation to purchase the Property is subject to the satisfaction or waiver (or deemed waiver) of all the conditions set forth below (which are for Buyer’s benefit) on or before the Closing Date.

3.1           Title Condition.

3.1.1        Buyer has obtained from the Title Company a current title commitment for the Property (the “Commitment”), together with copies of all documents available to the Title Company referenced as recorded exceptions in the Commitment.  Within ten (10) business days after the Effective Date, Buyer may disapprove the Commitment by delivering written notice to Seller and Escrow Holder (the “Notice of Defect”) specifying each matter shown in the Commitment (including, without limitation, any matters listed on Exhibit C), if any, which is disapproved by Buyer (each a “Disapproved Exception”).  Seller’s failure to receive the Notice of Defect within such 10 business day period of the Buyer’s receipt of the Commitment shall be conclusively deemed to constitute Buyer’s approval of the Commitment and satisfaction of this condition.

3.1.2        Within five (5) business days after receiving a Notice of Defect, Seller shall deliver to Buyer and Escrow Holder notice as to whether Seller will use its reasonable efforts to cure that Disapproved Exception(s).  Buyer’s failure to receive any notice from Seller within that five (5) business day period shall be deemed to be notice to Buyer that Seller elected not to cure the Disapproved

Exception(s).  Buyer shall be deemed to have waived its disapproval of the Disapproved Exception(s) and to have agreed to acquire title to the Property subject to the Disapproved Exception(s) (in which event the Disapproved Exception(s) shall thereby become “Permitted Exceptions”), unless Buyer terminates this Agreement by written notice delivered to Seller and Escrow Holder within three (3) business days after Seller’s notice (or deemed notice) as provided in this Paragraph 3.1.2.

3.1.3        If Seller notifies Buyer in writing, as provided in Paragraph 3.1.2, that it would use its reasonable efforts to cure a Disapproved Exception, and then fails to cure that Disapproved Exception by no later than three (3) business days before the Closing Date, Buyer, as its only remedy for Seller having failed to cure the Disapproved Exception, may elect by written notice to Seller and Escrow Holder, to be received no later than two (2) business days before the Closing Date, either to terminate this Agreement or to close and to acquire the Property, subject to the Disapproved Exception(s), which Seller shall have no obligation to cure.  Seller’s failure to receive notice of Buyer’s election by such time shall be deemed an election by Buyer to close and to acquire the Property, subject to the Disapproved Exceptions (which shall thereby become “Permitted Exceptions”).  Notwithstanding the foregoing, Seller shall take all actions necessary to remove at Closing all mortgages, deeds of trust, mechanics’ liens caused by, through or under Seller or similar liens on the Property other than the lien of taxes not yet due or payable and liens not caused by, through or under Seller (“Liens”).

3.1.4        If Buyer properly elects to terminate this Agreement as provided in this Paragraph 3.1, this Agreement shall terminate and the Deposit shall be returned to Buyer as provided in Paragraph 6.2.

3.1.5        A Disapproved Exception shall be considered to have been cured if the Title Company agrees to issue the Title Policy to Buyer without that Disapproved Exception being reflected as an exception to coverage under the Title Policy or with such Disapproved Exception reflected but insured over via an endorsement approved by Buyer in its sole discretion.

3.1.6        For purposes of this Paragraph 3.1, “reasonable efforts” shall not include any obligation of Seller to incur any expense whatsoever in connection with correcting any Disapproved Exception, nor shall Seller’s notice to Buyer regarding any of those items obligate Seller to incur any expense, except to the extent required to remove any Lien or to the extent expressly stated otherwise in the notice.  Nothing in this Paragraph 3.1 shall obligate Buyer to expend any funds to cure a Disapproved Exception(s).

3.1.7        If new title exceptions (collectively, the “New Exceptions”) encumbering the Property are raised by the Title Company after the expiration of the Due Diligence Period and prior to the date of Closing, Seller shall notify Buyer of any New Exceptions upon becoming aware of same and so long as such New Exceptions are not a result of the actions of Buyer or its agents, employees or contractors, and if the New Exceptions are not acceptable to Buyer, either: (i) Seller, at its option, will arrange for the Title Company to remove from or endorse over the New Exceptions in Buyer’s title policy with an endorsement acceptable to Buyer in its sole discretion; or (ii) if Seller fails to exercise its option under (i) above, Buyer may elect by written notice to Seller and Escrow Holder, to be received no later than the Closing Date, either to terminate this Agreement and, upon such election, Buyer shall receive a refund of the Deposit or to close and to acquire the Property, subject to the New Exceptions, which Seller shall have no obligation to cure.  Notwithstanding the foregoing, Seller shall be obligated to remove, at or before Closing, all New Exceptions caused to appear of record by Seller.  Seller’s failure to receive notice of Buyer’s election within such time period shall be deemed an election by Buyer to close and acquire the Property subject to the New Exceptions (which shall thereby become “Permitted Exceptions”).

3.2           Survey.  Seller will provide to Buyer a copy of the most recent survey dated September 21, 2006.  Buyer may order an updated survey (collectively, the “Survey”) for the Property.  During the Due Diligence Period, Buyer has the right to provide written notice to Seller of objections to the Survey.  Buyer shall deliver a copy of any updated survey to Seller and Title Company.

3.3           Feasibility Condition.

3.3.1        Buyer shall have until 5:00 p.m. Central Standard Time, on the last day of the Due Diligence Period to confirm, at Buyer’s sole expense, whether Buyer desires to purchase the Property.  Prior to or on the last day of the Due Diligence Period, Buyer shall have the absolute right to terminate this Agreement as hereinafter set forth.  Buyer shall have the right to review and investigate, in addition to all other matters regarding the Property, including, but not limited to, all of the following:

(a)           the physical condition of the Property;

(b)           title to the Property;

(c)           the availability of all necessary utilities and gravity sewers and storm drains for the Property;

(d)           leases, service contracts, tax bills and other written agreements or notices which affect the Property to the extent available;

(e)           the Survey;

(f)            the environmental condition of the Land and the Improvements, including the existence of toxic waste and hazardous substances; and

(g)           the economic feasibility of Buyer’s intended use of the Property.

3.3.2        In connection with Buyer’s due diligence investigation, Seller shall, within five (5) business days of the Effective Date, furnish or make available to Buyer the documents and other items (the “Property Information”) listed on Exhibit K attached hereto and made a part hereof, to the extent any of such documents are in Seller’s possession.

3.3.3        Buyer has advised Seller that Buyer must cause to be prepared up to three (3) years of audited financial statements in respect of the Property in compliance with the policies of Buyer and certain laws and regulations, including, without limitation, Securities and Exchange Commission Regulation S-X. Seller agrees to use reasonable efforts to cooperate, at no cost or expense to Seller, with Buyer’s auditors in the preparation of such audited financial statements (it being understood and agreed that the foregoing covenant shall survive the Closing). Without limiting the generality of the preceding sentence: (i) Seller shall, during normal business hours, allow Buyer’s auditors reasonable access to such books and records maintained by Seller (and Seller’s manager of the Property) in respect solely of the Property as necessary to prepare such audited financial statements; (ii) Seller shall use reasonable efforts to provide to Buyer such financial information and supporting documentation as are necessary and related solely to the Property for Buyer’s auditors to prepare audited financial statements; (iii) Seller will make available at reasonable times for interview by Buyer and Buyer’s auditors the manager of the Property or other agents or representatives of Seller responsible for the day-to-day operation of the Property and the keeping of the books and records in respect of the operation of the Property; and (iv) if Seller has audited financial statements with respect to the Property, Seller shall promptly provide Buyer’s auditors with a copy of such audited financial statements. If after the Closing Date Seller obtains an audited financial statement in respect of the Property for a fiscal period prior to the Closing Date that was not completed as of the Closing Date, then Seller shall promptly provide Buyer with a copy of such audited financial statement, and the foregoing covenant shall survive Closing.  It shall be a condition precedent to the obligations of Buyer under this Agreement that Seller shall have complied with the covenants set forth in this Section 3.3.3 as of the Closing Date.

The Property Information and all other information, other than matters of public record or matters generally known to the public, furnished to, or obtained through inspection of the Property by, Buyer, its affiliates, lenders, employees, attorneys, accountants and other professionals or agents relating to the Property, will be treated by Buyer, its affiliates, lenders, employees and agents as confidential.  However, notwithstanding the foregoing provisions or anything else to the contrary contained in this Agreement (i) Buyer may disclose such information to its consultants, attorneys, accountants, prospective investors and lenders, and others who need to know the information for the purpose of assisting Buyer in connection with the transaction that is the subject of this Agreement; (ii) the foregoing covenant of confidentiality shall not be applicable to any information published by Seller as public knowledge or otherwise available in the public domain; (iii) Buyer shall be permitted to disclose such information as may be recommended by Buyer’s legal counsel in order to comply with all financial reporting, securities laws and other legal requirements applicable to Buyer, including any required disclosures to the Securities and Exchange Commission; and (iv) any duty of confidentiality set forth in this Agreement shall terminate upon Closing.

3.4           Representations and Warranties.  All of Seller’s Representations and Warranties are as of the date hereof and shall be true in all material respects as of Closing or qualified as provided in Paragraph 9.1.

3.5           Performance of Covenants and Buyer’s Right of Termination.  Seller shall have timely performed all of its covenants under this Agreement, including without limitation, the signing, acknowledging and timely delivery of all documents and instruments to Escrow Holder as required by Paragraph 5.2 below.

The Buyer’s conditions contained in this Section 3 (“Buyer’s Conditions”) are intended solely for the benefit of Buyer and its permitted assignee.  Subject to the time limitations set forth in this Section 3, if any of the Buyer’s Conditions are not satisfied, Buyer shall have the right in its sole discretion to either waive in writing the Buyer’s Condition and proceed with the purchase or terminate this Agreement.  Seller agrees that in the event Buyer determines, in Buyer’s sole discretion, that the Property is not suitable for its purposes, or that it is in the interest of Buyer to terminate this Agreement for any other reason, then Buyer shall have the right to terminate this Agreement by sending to Seller written notice thereof which is received by Seller by facsimile (with a hard copy of such notice sent by overnight courier) (hereinafter referred to as the “Notice of Termination”) prior to the expiration of the Due Diligence Period.  Upon delivery by Buyer of such Notice of Termination within the Due Diligence Period, this Agreement shall terminate (except for those obligations which expressly survive termination of this Agreement) and the Deposit shall be returned to Buyer.  If Buyer fails to send and Seller fails to timely receive as provided herein a Notice of Termination prior to the expiration of the Due Diligence Period, Buyer shall no longer have any right to terminate this Agreement under this Section 3.

4.             CONDITIONS PRECEDENT TO SELLER’S PERFORMANCE.  Seller’s obligation to sell the Property is subject to the satisfaction (or waiver) of all conditions set forth below (which are for Seller’s benefit) within the time periods specified.

4.1           Performance of Covenants.  Buyer shall have timely performed all of its covenants under this Agreement, including without limitation, the signing, acknowledging and timely delivery of all documents, monies and instruments to Escrow Holder as required by Paragraph 5.3 below.

4.2           Representations and Warranties.  All of Buyer’s Representations and Warranties provided in Paragraph 9.2 shall be true as of Closing.

4.3           Delivery of Documents.  Buyer shall have signed, acknowledged and timely delivered all documents, monies, and instruments to Escrow Holder as required by this Agreement.

4.4           Sale of Adjacent Property.  It shall be a condition precedent to Seller’s obligations to close under this Agreement that the closing under that certain Purchase Agreement for Real Property and Escrow Instructions of even date herewith between Seller and Buyer for the approximately 3.778 acre parcel located adjacent to the Property (the “Land Agreement”) shall have occurred concurrently with the Closing under this Agreement.  If, prior to the consummation of the Closing under this Agreement, the Land Agreement is terminated for any reason other than a default of the seller thereunder, Seller shall have the right to terminate this Agreement within 5 days after the termination of the Land Agreement, in which event the Earnest Money shall be refunded to Buyer and this Agreement shall be rendered null and void except for those obligations which expressly survive termination of this Agreement

5.             CLOSING.

5.1           The Closing.

(a)           The Closing shall occur by no later than 3:00 p.m. on the Closing Date.

(b)           The terms “Close of Escrow” and/or “Closing” are used in this Agreement to mean the time the Escrow Holder has received the Special Warranty Deed and is prepared to record same (i.e., having satisfied all escrow requirements for recording same) in the office of the Harris County recorder.

(c)           The occurrence of the Closing shall constitute each party’s agreement that all of its conditions precedent to its obligation to perform have been satisfied or waived.

5.2           Seller’s Closing Obligations.  As of the Closing Date, Seller shall deliver to Escrow Holder:

(a)           A Special Warranty Deed in the form attached as Exhibit D (“Special Warranty Deed”), signed by the Seller and acknowledged, covering the Land and Improvements on the Property;

(b)           An assignment and assumption of all of the Leases and the Assumed Contracts to Buyer in the form attached as Exhibit E (“Assignment of Leases and Contracts”) signed by the Seller;

(c)           A general assignment of assignable intangible property, licenses, permits and warranties relating to the Property in the form attached as Exhibit F (“General Assignment”), signed by the Seller;

(d)           A certificate of non-foreign status in the form attached as Exhibit G (“Seller’s Certificate”), signed by the Seller;

(e)           A bill of sale for the Personal Property in the form attached as Exhibit H (“Bill of Sale”), signed by the Seller;

(f)            To the extent not previously delivered to Buyer, original Estoppel Certificates obtained by Seller as described in Section 16 below;

(g)           Evidence of the termination of the management/leasing agreements with the current property managers/leasing agents of the Property;

(h)           Certified rent roll for the Property as of a date not earlier than three (3) business days before the Closing Date;

(i)            Notice to tenants for the Property from the Seller informing the tenants of a change in the ownership and management of such Property;

(j)            Keys to the Property;

(k)           A Closing Statement for the transaction contemplated by this Agreement (“Closing Statement”) signed by the Seller;

(l)            The Title Company’s customary seller’s affidavit;

(m)          To the extent any security deposits under the Leases are held in the form of letters of credit, such letters of credit in their full amount duly and effectively transferred to Buyer;

(n)           Originals of the Leases, Contracts, Licenses and Permits to the extent in Seller’s possession;

(o)           A Utility Escrow Agreement signed by the Seller; and

(p)           Any additional funds or instruments (signed by Seller and acknowledged, if appropriate) as may be necessary to comply with this Agreement.

5.3           Buyer’s Closing Obligations.  As of the Closing Date, Buyer shall deliver to Escrow Holder;

(a)           Cash equal to that amount provided for in Paragraph 2.8(b).  The cash must be by direct deposit or by wire transfer of funds actually made in Escrow Holder’s depository bank account by 1:00 p.m. on the Closing Date;

(b)           The Assignment of Leases and Contracts (or counterpart), signed by Buyer;

(c)           The General Assignment (or counterpart), signed by Buyer;

(d)           Documents evidencing Buyer’s good standing and valid existence in the State of Texas and authority of Buyer and parties acting on behalf of Buyer to consummate this transaction;

(e)           Closing Statement;

(f)            A Utility Escrow Agreement signed by the Buyer; and

(g)           Any additional funds and instruments (signed by Buyer and acknowledged, if appropriate) as may be necessary to comply with this Agreement.

5.4           Title Policy.  Seller shall cause the Title Company to issue the Title Policy in the amount of the Purchase Price and subject only to the Permitted Exceptions to Buyer.  If Buyer or its lender desires any special endorsements to the coverage provided by the Title Policy (including, without limitation, modification of any standard Schedule B exceptions), Buyer shall obtain and pay for these endorsements and modifications at the promulgated rate and the lender’s policy at the simultaneous issue rate.  The issuance of any such endorsements or modified coverage shall not delay the Closing.  The issuance of the Title Policy shall be in lieu of any express or implied warranty of Seller concerning title to the Property (other than any warranties provided by the giving of the Special Warranty Deed), and Buyer agrees that its only remedy for damages incurred by reason of any defect in the title shall be against only the Title Company (except with respect to any violation of any warranties provided by the giving of the Special Warranty Deed ).

6.             TERMINATION OF THIS AGREEMENT.

6.1           Failure of a Condition.  Except in those instances where the escrow established by Escrow Holder (“Escrow”) automatically terminates under the terms of this Agreement, if any condition is not satisfied or waived within the time period and in the manner set forth in this Agreement, then the party for whose benefit the condition exists (as provided in Sections 3 and 4 of this Agreement) may terminate this Agreement by delivering written notice to the other party and to Escrow Holder after the end of the applicable time period.

6.2           Consequences.  If this Agreement terminates (or is properly terminated by either party) as specifically provided by its terms, then each of the following shall occur:  Escrow shall be deemed automatically canceled regardless of whether cancellation instructions are signed; neither party shall have any further obligation to the other under this Agreement (except for breach of this Agreement as those remedies may be limited hereunder; and as provided under Paragraphs 10.1, 10.2, 10.3 and 15.18 which shall survive termination of this Agreement); all rights granted to Buyer under this Agreement and in the Property shall terminate, except as otherwise provided herein; and, except as provided to the contrary herein or in Paragraph 6.4 (concerning Seller’s right to retain the Deposit as liquidated damages), Escrow Holder shall return all funds and documents then held in Escrow to the party depositing the same.

6.3           Escrow Cancellation Charges.  If Escrow fails to close because of either party’s default, the defaulting party shall be liable for all Escrow cancellation and all reasonable Title Company charges.  If Escrow fails to close for any other reason, Buyer and Seller shall each pay one-half of any Escrow cancellation and Title Company charges.

6.4           Liquidated Damages.  IN THE EVENT THAT BUYER FAILS TO CONSUMMATE THIS AGREEMENT FOR ANY REASON, EXCEPT SELLER’S DEFAULT WHICH RESULTS IN A RETURN OF THE EARNEST MONEY TO BUYER OR THE PERMITTED TERMINATION OF THIS AGREEMENT BY EITHER SELLER OR BUYER AS HEREIN EXPRESSLY PROVIDED, SELLER SHALL BE ENTITLED, AS ITS SOLE REMEDY, TO TERMINATE THIS AGREEMENT AND RECEIVE THE EARNEST MONEY AS LIQUIDATED DAMAGES FOR THE BREACH OF THIS AGREEMENT, IT BEING AGREED BETWEEN THE PARTIES HERETO THAT THE ACTUAL DAMAGES TO SELLER IN THE EVENT OF SUCH BREACH ARE IMPRACTICAL TO ASCERTAIN AND THE AMOUNT OF THE EARNEST MONEY IS A REASONABLE ESTIMATE THEREOF.  IN THE EVENT THAT BUYER CLOSES UNDER THIS AGREEMENT AND THEN FAILS TO FULLY AND TIMELY PERFORM ANY OF ITS OTHER OBLIGATIONS UNDER THIS AGREEMENT THAT SURVIVE OR ARE PERFORMABLE AFTER THE CLOSING, SELLER MAY SEEK ALL REMEDIES AVAILABLE AT LAW OR IN EQUITY.

SELLER’S INITIALS	BUYER’S INITIALS

7.             GENERAL ESCROW PROVISIONS.

7.1           Escrow Instructions.  This Agreement when signed by Buyer, Seller and Escrow Holder shall also constitute Escrow Instructions to Escrow Holder.

7.2           Opening Escrow.  When both (i) this Agreement, fully signed or in signed counterparts, and (ii) the Initial Deposit is delivered to Escrow Holder, Escrow shall be deemed open and Escrow Holder shall immediately notify Buyer and Seller by telephone and in writing of the date of Opening of Escrow.

7.3           General Provisions.  Notwithstanding anything to the contrary in this Agreement, the general provisions of any closing escrow instructions, which are later signed by the parties, are incorporated by reference to the extent they are not inconsistent with the provisions of this Agreement.  If there is any inconsistency between the provisions of those general provisions and any of the provisions of this Agreement, the provisions of this Agreement shall control.  If any requirements relating to the duties or obligations of the Escrow Holder are unacceptable to the Escrow Holder, or if the Escrow Holder requires additional instructions, the parties agree to make any deletions, substitutions and additions as counsel for Buyer and Seller shall mutually approve and which do not materially alter the terms of this Agreement.  Any supplemental instructions shall be signed only as an accommodation to Escrow Holder and shall not be deemed to modify or amend the rights of Buyer and Seller, as between Buyer and Seller, unless the supplemental instructions expressly so provide.  Seller and Buyer shall indemnify escrow holder for any liability, costs and expenses by reason of Escrow Holder’s good faith compliance with the terms of this Agreement.  In the event of a dispute, Escrow Holder shall interplead the Deposit into a court of competent jurisdiction in Harris County, Texas.

7.4           Prorations.  The following prorations shall be made between Seller and Buyer at the Close of Escrow, based on the actual number of days in the month in which the Closing occurs and a three hundred sixty-five (365) day year:

(a)           Real property taxes, utility fees (pursuant to the Utility Escrow Agreement referred to in Sections 5.2 and 5.3 of this Agreement) and deposits, common area maintenance expenses, operating expenses for the Property, personal property taxes, if any, with respect to the Personal Property, assessments, sewer charges, and other costs and expenses attributable to the Property shall be prorated as of the Close of Escrow.  To the extent any expenses or charges for the Property are paid by tenants to the landlord under the Leases on an estimated basis, for which a future reconciliation of actual to estimates is to be performed, Seller and Buyer shall make an adjustment at Closing for the applicable reconciliation period in which the Closing occurs based on a comparison of the actual expenses for the Property paid by Seller as of the Closing Date to the estimated expenses for the Property paid by tenants to Seller.  The adjustment for such reconciliation period shall be calculated as follows:  To the extent the aggregate amount of the estimated payments that a tenant has made to Seller as of the Closing Date exceeds such tenant’s share of the actual expenses for the Property paid by Seller as of the Closing Date (after deducting such tenant’s applicable base year amounts), Buyer shall receive a credit for the excess tenant payments.  To the extent the aggregate amount of the estimated payments that a tenant has made to Seller as of the Closing Date is less than such tenant’s share of the actual expenses for the Property paid by Seller as of the Closing Date (after deducting such tenant’s applicable base year amounts), Seller shall receive a credit when and to the extent such payments are collected, to the extent Seller is entitled to receive from such tenant payments of such shortfall under the terms of such tenant’s Lease.  Subsequent to Closing, Buyer shall assume all rights and obligations to collect from or pay to Lease tenants any reconciliation amounts.  Any prorations based on an estimated basis shall be subject to reproration upon the final determination of such amounts.

(b)           All rents, additional rent, income, and other amounts payable to the owner or landlord of the Property (collectively, “Property Rent”) shall also be prorated as of Close of Escrow.  Accrued but unpaid Property Rent existing as of the Closing shall not be prorated; provided, however, that Buyer shall use reasonable efforts to collect such accrued but unpaid Property Rent (but shall not be obligated to institute litigation or to incur expenses other than nominal expenses), from and after the Closing, and Buyer shall remit any Property Rent received from and after the Closing attributable to the period prior to the Closing immediately to Seller.  For purposes of this Agreement, any payments received by Buyer after Closing from a tenant whose Property Rent was due and unpaid as of the Closing, shall be applied first toward Property Rent due for the month of Closing; second, toward Property Rent due for any period after the month of Closing; and then, to the extent of any excess after such applications, shall be deemed Property Rent received on account of the period prior to the month of Closing, up to the amount of the delinquency and, as provided above, shall be remitted immediately by Buyer to Seller.  Seller hereby reserves its rights under the Leases to the extent any tenant under any of the Leases is delinquent in the payment of Property Rent thereunder as of the Closing Date, and Buyer shall from and after the Closing Date, reasonably cooperate with Seller to the extent necessary to enable Seller to pursue recovery of the delinquent Property Rent (except that Buyer shall have no obligation to involve itself in any manner in any litigation instituted by Seller).  Notwithstanding anything contained herein to the contrary, Seller shall have the right to institute legal proceedings to attempt to recover such delinquent amounts only if Buyer has failed to collect such delinquency within seventy-five (75) days after the Closing Date; provided, however, no such proceeding shall include the remedy of dispossessing such tenant(s) from its leased premises in the Property.

(c)           Advance rents (which have not been applied pursuant to the terms of the Leases) shall be transferred or credited to Buyer at Closing.  The full amount of the security deposits paid under the Leases shall be credited to Buyer at Closing in the form of a reduction in the Purchase Price.

(d)           Any tenant improvement or leasing commission costs or referral fees incurred by Seller from the Effective Date through the Closing Date with respect to new leases or other rental agreements (and renewals, extensions or expansions under existing leases or rental agreements) executed from the Effective Date through the Closing Date shall initially be paid by Seller if such payments are due prior to Closing but, except for an amount equal to $115,781 in connection with tenant McDermott which Buyer shall be responsible to pay and for which Seller shall provide a partial credit to Buyer at Closing in the amount of $19,312, Buyer shall reimburse Seller for such costs/payments on the Closing Date.  With respect to any lease or other rental agreement entered into after the Effective Date, Buyer will only be responsible for such costs or fees if Buyer approves such lease or other rental agreement in writing, prior to lease execution, such approval not to be unreasonably withheld, conditioned or delayed.  Buyer shall provide its written consent or rejection of any proposed lease (or amendment, expansion modification or other rental agreement) within three (3) business days of receipt of a copy of the proposed lease terms.  Buyer’s failure to provide such written rejection or consent within such three (3) business day period shall be deemed approval of the proposed lease and the associated tenant improvement costs and leasing commission fees.

(e)           Buyer and Seller agree to prorate real estate taxes and assessments for the period for which such taxes are assessed, regardless of when payable.  Any taxes to be paid at or prior to Closing shall be prorated based upon the amounts actually paid, with Buyer being charged and Seller being credited at Closing with that portion of such taxes and assessments which relates to the period on or after the Closing Date.  If taxes and assessments for the fiscal year in which Closing occurs have been determined but have not been paid before Closing, Seller shall be charged and Buyer credited at Closing with an amount equal to that portion of such taxes and assessments which relates to the period before the Closing Date and Buyer shall pay the taxes and assessments prior to their becoming delinquent.  If the actual taxes and assessments are not known at Closing, the proration shall be based upon the most recent assessed values and tax rates.  To the extent that the actual taxes and assessments paid differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves within sixty (60) days of the issuance of final tax bills.

(f)            After Closing, Buyer shall provide Seller with such information and copies of invoices and other documents and records as Seller shall reasonably request, evidencing that Buyer has remitted to Seller all amounts required as a result of any reconciliation of the expenses of the Property referenced in Paragraph 7.4(a) above to the estimated payments of such expenses received from the tenants of the Property (including any post-closing adjustments thereto).

(g)           If any errors or omissions are made regarding adjustments and prorations, the parties shall make the appropriate corrections promptly upon the discovery thereof.  If any estimations are made at the Close of Escrow regarding adjustments or prorations, the parties shall make the appropriate correction promptly when accurate information becomes available.  Any corrected adjustment or proration shall be paid in cash to the party entitled to the adjustment.  If real property taxes are based on an estimate, such real property taxes shall be reprorated, upon written request of either party, upon receipt of the actual tax bill.  Notwithstanding anything to the contrary above, the above right to adjustment shall terminate nine (9) months after Close of Escrow, provided that Buyer has delivered to Seller the final 2006 expense reconciliation for charges to tenants.

7.5           Payment of Costs.  Seller shall pay for (i) the base premium charges for the basic Texas Owner’s Title Policy (with no endorsements) (“Standard Premium”), (ii) one-half (½) of all Escrow costs and fees (not including Buyer’s lender’s escrow costs), and (iii)  other costs customarily paid by Seller of similar properties in Harris County, Texas.  Buyer shall pay (i) the cost to update the Survey; (ii) one-half (½) of all Escrow costs and fees (not including money lender’s escrow costs); (iii) any additional Title Company charges (such charges to be at the promulgated rate for any endorsements and simultaneous issue rate for any loan policy) in excess of the Standard Premium (including, without limitation, any endorsements and extended coverage); (iv) all transfer taxes (v) all costs arising from or relating to the financing of this transaction, including without limitation, any money lender’s escrow fees charged by the Escrow Holder; and (vi) other costs customarily paid by buyers of similar properties in Harris County, Texas.

7.6           Escrow Holder Authorized to Complete Blanks.  If necessary, Escrow Holder is authorized to insert in all blanks in the Closing documents, including the date of recordation of the  Special Warranty Deed.

7.7           Recordation and Delivery of Funds and Documents.  When Buyer and Seller have satisfied their respective Closing obligations under Paragraphs 5.2 and 5.3 and each of the conditions under Sections 3 and 4 have either been satisfied or waived, and Escrow Holder is in a position to perform all of the following actions, Escrow Holder shall promptly undertake all of the following in the manner indicated.

(a)           Prorate all matters as described in Paragraph 7.4 and as reflected on the Closing Statement, as approved by Buyer and Seller.

(b)           Cause the Special Warranty Deed, and any other documents which the parties hereto may mutually direct, to be recorded in the Deed Records of Harris County, Texas in the order set forth in this Agreement.

(c)           Disburse funds deposited by Buyer with Escrow Holder towards payment of all items chargeable to the account of Buyer pursuant hereto in payment of such costs including, without limitation, the payment of the Purchase Price to Seller in accordance with the Closing Statement.

(d)           Deliver originals and conformed copies of all documents to Seller and Buyer, as appropriate.

(e)           Issue a Title Policy to Buyer, provided that Escrow Agent shall only be obligated to deliver a proforma Title Policy at the Closing.

8.             BROKERAGE COMMISSION.  Upon the Close of Escrow, Seller shall pay a real estate brokerage commission to Cushman & Wakefield of Texas, Inc. (“Broker”) in accordance with respect to this transaction in accordance with Seller’s separate agreement with the Broker.  It is understood that neither Seller nor Buyer has engaged a broker or finder in connection with this transaction other than the Broker.  Each party shall indemnify and hold the other harmless from and against all claims, liabilities, costs, damages and expenses (including, without limitation, attorneys’ fees and costs), resulting from or arising out of any claims for finder’s fees or commissions arising out of any contract or commitments made by or through the indemnifying party by any broker or finder other than the Broker.  Seller shall indemnify and hold Buyer harmless from and against all claims, liabilities, costs, damages and expenses (including, without limitation, attorneys’ fees and costs), resulting from or arising out of any claims for finder’s fees or commissions arising out of any contract or commitments made by or through Seller by Broker.

9.             REPRESENTATIONS AND WARRANTIES.

9.1           Seller’s Representations and Warranties.  In consideration of Buyer entering into this Agreement and as an inducement to Buyer to buy the Property from Seller, Seller makes the following representations and warranties, each of which is material and is being relied upon by Buyer:

(a)           Formation and Authority.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and duly qualified to do business in Texas.  Seller has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, the execution, delivery and performance of this Agreement and the documents to be delivered by Seller pursuant to Paragraph 5.2 hereof have been duly authorized and do not, and at the time of Closing will not, violate any provision of any agreement to which Seller is a party or to which it is subject or any law, judgment or order applicable to Seller, and no other action by Seller is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein.

(b)           Employees.  Seller has no employees at the Property.

(c)           Foreign Person Affidavit.  Seller is not a foreign person as defined in Section 1445 of the Internal Revenue Code of 1986, as amended.

(d)           Lawsuits.  Seller has not initiated and has not received written notice of any suits, proceedings or governmental investigations pending or threatened in writing before any agency, court or other governmental authority which relate to the Property.

(e)           Notices of Violations.  Seller has not received any written notice of any violation of applicable law, ordinance or regulation with respect to the Property which has not been remedied or which has not otherwise been disclosed by Seller to Buyer in the information and materials previously delivered by Seller to Buyer.

(f)            Condemnation.  Seller has not received any written notice from any governmental authority of any pending or threatened proceedings in eminent domain which would adversely affect the Property or any portion thereof.

(g)           Leases.  The list of Leases attached as Exhibit B is true and correct in all material respects.  All of the Leases are in full force and effect. Seller has not received any written notice from any tenant claiming a default by Seller, as landlord, under any of the Leases, which default remains uncured as of the Effective Date.  Seller has not delivered any written notices of default to any of the tenants under the Leases that remain uncured.

(h)           Right of First Refusal/Option to Purchase.  Seller has no knowledge of any unrecorded right of first refusal or option to purchase the Property.

(i)            Insolvency Proceedings.  No proceedings under any federal or state bankruptcy or insolvency laws have been commenced by or against Seller which have not been terminated; to Seller’s knowledge, without duty of inquiry or investigation, no general assignment for the benefit of creditors has been made by Seller; and to Seller’s knowledge, without duty of inquiry or investigation, no trustee or receiver of Seller’s property has been appointed.

The representations and warranties made by Seller in this Agreement shall survive the recordation of the Special Warranty Deed for a period of one hundred eighty (180) days and any action related to a breach of any representation or warranty must be made and filed within said one hundred eighty (180) day period.  Notwithstanding the foregoing, no claim for a breach of any representation or warranty of Seller shall be actionable if the breach in question results from or is based upon a condition, state of facts or other matter of which Buyer had actual knowledge prior to Closing.

9.2           Buyer’s Representations and Warranties.  In consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Property to Buyer, Buyer makes the following representations and warranties, each of which shall be true and accurate as of the Effective Date and Close of Escrow, and each of which is material and is being relied upon by Seller:

(a)           Authority.  Buyer is a limited liability company, in good standing, and qualified to do business in Texas.  Buyer has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement and the documents to be delivered by Buyer pursuant to Paragraph 5.3 hereof have been duly authorized and no other action by Buyer is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein.

(b)           “As Is”.  Except for the representations and warranties expressly provided in Paragraph 9.1 above and those certain covenants of Seller appearing in Section 17 below and the covenants, representations and warranties made by Seller pursuant to the documents executed by Seller after the Effective Date in connection with this Agreement, including, without limitation, those documents listed in Paragraph 5.2 hereof, Buyer agrees (i) that it is purchasing the Property on as “As Is” basis and based on its own investigation of the Property, (ii) that neither Seller nor Seller’s employees, agents, brokers, representatives, managers, property managers, asset managers, officers, principals, attorneys or contractors (collectively, “Seller’s Representatives”) have made any warranty, representation or guarantee, express, implied or statutory, written or oral, including, without limitation, any implied warranty of merchantability or fitness for any use or purpose or of reasonable workmanship, concerning the Property or any of the products or improvements located thereon or therein (including, without limitation, the Improvements), and (iii) that neither Seller nor Seller’s Representatives have made any warranty, representation or guarantee as to any government limitation or restriction, or absence thereof, pertaining to the Property, or as to the presence or absence of any latent defect, subsurface soil condition, environmental condition, hazardous substance, toxic waste or any other matter pertaining to the physical condition (title, mapping, grading, construction, or otherwise) of the Property.  During the Due Diligence Period, Buyer intends to become familiar with the Property and its suitability for Buyer’s intended use.  Buyer acknowledges that Buyer will be provided access to the Property, and will have an adequate opportunity to review any and all aspects of the Property Buyer deems relevant to its decision to purchase the Property, including the Documents (as defined below).  Except for the representations and warranties expressly provided in Paragraph 9.1 above and those certain covenants of Seller appearing in Section 17 below and the covenants, representations and warranties made by Seller after the Effective Date in connection with this Agreement, including, without limitation, those documents listed in Paragraph 5.2 hereof, all of Seller’s and Seller’s Representatives’ statements whenever made, are made only as an accommodation to Buyer and are not intended to be relied or acted upon in any manner by Buyer.  All documents, records, agreements, writings, statistical and financial information and all other information (collectively, “Documents”) which have been given to Buyer by Seller, or Seller’s Representatives, have been delivered as an accommodation to Buyer and without any representation or warranty (except as specifically provided above) as to the sufficiency, accuracy, completeness, validity, truthfulness, enforceability, or assignability of any of the Documents, all of which Buyer relies on at its own risk.  Buyer acknowledges that neither Seller nor Seller’s Representatives have made any representation regarding the availability of, or amount of, any fee, assessment, or cost relating to the development, construction, mapping, access, occupancy or ownership of the Property.  Seller and Buyer acknowledge and agree that the terms of this Paragraph 9.2(b) shall survive the Closing.

(c)           Seller’s Responsibility.  Buyer represents and covenants that Seller shall not have any liability, obligation or responsibility of any kind with respect to the following:

(i)                                  The content or accuracy of any report, opinion or conclusion of any soils or environmental experts or other engineer or other person or entity who has examined the Property;
(ii)                               The content or accuracy of any information released to Buyer by an engineer or planned in connection with the development of the Property;
(iii)                            Except as otherwise contained in a representation or warranty of Seller contained in Paragraph 9.1, any of the items delivered to Buyer in connection with Buyer’s review of the condition of the Property; and
(iv)                           The content or accuracy of any other cost, projection, financial or marketing analysis or other information given to Buyer by Seller or Seller’s Representatives or reviewed by Buyer with respect to the Property.

(d)           Truth of Representations.  The representations and warranties of Buyer set forth in this Agreement shall be true on and as of the Close of Escrow as if those representations and warranties were made on and as of such time.

10.           ENTRY ON PROPERTY.

10.1         License to Enter for Investigation.  Until the Close of Escrow or this Agreement is terminated, Buyer and Buyer’s employees and agents shall have a limited license to enter upon the Property, during usual business hours, after receipt by Seller or Seller’s property manager during normal business hours of twenty-four (24) hours advance notice of its intention to enter the Property (the “License”) so long as the activities do not damage the Property or involve any invasive testing and subject to any rights of tenants under the Leases.  After any entry, Buyer shall promptly restore the Property to the Property’s condition before Buyer entered on the Property.  Buyer shall not allow any dangerous or hazardous condition to be created on or arise from Buyer’s entry on the Property.  Buyer shall comply with all applicable laws and governmental regulations applicable to its entry to the Property.  Buyer shall keep the Property free and clear of all mechanics’ liens and materialmen’s liens arising out of any of Buyer’s activities.  Upon the occurrence of a default by Buyer (after giving effect to any applicable notice or cure period) under this Agreement, the License may be revoked by Seller upon written notice to Buyer and shall in any event be deemed revoked upon termination of this Agreement.  Buyer acknowledges and agrees that at no time prior to Closing shall it or any of its agents, contractors or employees have any direct contact with the tenants of the Property without first receiving prior written approval therefor from Seller, which approval shall not be unreasonably withheld, conditioned or delayed.  Notwithstanding anything contained in this Paragraph 10.1 to the contrary, Buyer shall not conduct any invasive and/or destructive testing, including environmental sampling or testing at the Property without first obtaining Seller’s prior written consent, which consent may be withheld in Seller’s sole discretion.  If Seller grants its consent to any invasive testing, Buyer shall submit to Seller for Seller’s written approval Buyer’s operational plan for conducting the tests or investigations.  Seller may have a representative present during any such approved tests or investigations and Buyer shall provide Seller with prior notice of any tests or investigations.

10.2         Indemnification on Entries.  Buyer shall indemnify, defend (with counsel selected by Seller), and hold harmless Seller and Seller’s officers, directors, shareholders, employees, agents, managers, property managers, asset managers, attorneys, representatives, subsidiary and parent corporations, affiliated entities, and the above parties’ successors and assigns excluding, however, any person or entity that held title to the Property or any portion thereof prior to the date the applicable Seller acquired title thereto (each, a “Predecessor In Title”), and the Property, (all of the above parties (other than any Predecessor In Title) and the Property are collectively referred to as “Indemnified Parties and Property”) from and against all claims, losses, liens, liabilities, damages, expenses and costs (including, without limitation, attorneys’ fees and costs) arising from or relating to the entry of Buyer and its representatives, agents and contractors on the Property (whether occurring before or after the date hereof), provided, however, that Buyer shall have no such obligations with respect to pre-existing conditions except to the extent that Buyer exacerbates such pre-existing conditions.  Buyer’s obligations under this paragraph shall survive the Closing and the termination of this Agreement and shall not be limited by any insurance required under Paragraph 10.3).

10.3         Insurance on Entries.  Buyer shall maintain or cause to be maintained Commercial General Liability insurance to cover Buyer’s activities on the Property.  At least two (2) days before entering on the Property, Buyer shall deliver to Seller a Certificate of Insurance evidencing compliance with the terms of this paragraph.  The liability insurance policy shall have a combined single limit per occurrence liability limit of at least $2,000,000.00 for premises liability, bodily injury, personal injury and property damage, shall be primary and noncontributing with any insurance which may be carried by Seller, and shall name Seller as an additional insured, and shall be written by companies rated A+XII or better in “Best’s Insurance Guide” and authorized to do business in Texas.  The insurance policy shall be maintained and kept in effect by Buyer (or Buyer’s agent), at Buyer’s agent’s) sole expense, at all times during the term of this

Agreement.  The insurance policy shall provide that it may not be canceled or modified without at least thirty (30) days prior written notice to Seller, or until this Agreement is terminated.

11.           CONDEMNATION OR CASUALTY.

11.1         Condemnation.  Seller, upon actually becoming aware of same, shall promptly notify Buyer, in writing, of any condemnation proceeding affecting the Property commenced prior to the Close of Escrow or upon receipt of any written notice of a potential condemnation.  If, by reason of any such proceeding, the use or operation of the Property is materially impaired in Buyer’s commercially reasonable determination, Buyer may, at its option, elect either to (i) terminate this Agreement, in which event, the Deposit shall be refunded, or (ii) continue the Agreement in effect, in which event, upon the Close of Escrow, Seller shall assign to Buyer, and Buyer shall be entitled to receive, any compensation, awards, or other payments or relief resulting from such condemnation proceeding.

11.2         Casualty.  If, before the Closing, all or any portion of the Property is damaged by a casualty (a “Casualty”), Seller shall notify Buyer of this event immediately after actual knowledge of the Casualty and shall use reasonable efforts to provide Buyer Seller’s good faith estimate of the cost of restoration.  If the cost to restore the same will exceed One Million and No/Dollars ($1,000,000.00), Buyer shall have the option to either (i) terminate this Agreement as of the date of the Casualty, in which event the Deposit, plus interest accrued thereon net of any and all escrow and investment costs and expenses, shall be refunded to Buyer or (ii) continue with this transaction in accordance with the terms of this Agreement and without any adjustment in the Purchase Price (except a credit in the amount of the “deductible” applicable to Seller’s insurance), by delivery of written notice of Buyer’s election to Seller and Escrow Holder within five (5) days after receipt of Seller’s notice.  If Seller and Escrow Holder receive Buyer’s election to terminate this transaction or have not received any notice from Buyer within the 5-day period, then this transaction shall terminate, and the Deposit shall be returned to Buyer, as provided in Paragraph 6.2.  If Buyer elects to continue with this transaction, then the Casualty proceeds from any insurance obtained by Seller for the Property which are payable as a result of such Casualty, if any, shall become the property of and be assigned to Buyer upon Close of Escrow, and Buyer shall receive a credit against the Purchase Price in the amount of the “deductible” applicable to Seller’s insurance coverage.  In the event the damage to the Property shall cost less than $1,000,000 to repair, replace or restore, the Casualty proceeds from any insurance obtained by Seller for the Property which are payable as a result of such Casualty, if any, shall become the property of and be assigned to Buyer upon Close of Escrow, and Buyer shall receive a credit against the Purchase Price in the amount of the “deductible” applicable to Seller’s insurance coverage.

12.           WAIVER AND RELEASE BY BUYER.  Buyer hereby waives, releases and relinquishes any and all rights and remedies Buyer may now or hereafter have against the Indemnified Parties and Property, whether known or unknown, with respect to any past, present or future presence, existence or release of any hazardous or toxic waste, or hazardous substances or materials of any kind or nature (“Hazardous Materials”) on, under or about the Property or surrounding land or with respect to any past, present or future violations of any federal, state, municipal or local rules, regulations, laws, orders or the common law, now or hereafter enacted, regulating or governing the use, handling, storage or disposal of Hazardous Materials or designed to protect human health or the environment (collectively, “Environmental Laws”) including, without limitation, any and all rights Buyer may now or hereafter have to seek contributions from the Indemnified Parties and Property under Section 113(f)(i) of the Comprehensive Environmental Response Compensation and Liability Act of 1980 (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”) (42 U.S.C. §9613), as the same may be further amended or replaced by any similar law, rule or regulation.  Buyer hereby further releases the Indemnified Parties and Property from any and all liability whether known or unknown now or hereafter existing with respect to the Property under Section 107 of CERCLA (42 U.S.C. §9607).

Buyer hereby releases Seller from such claims heretofore and hereafter arising, whether now known or unknown by Buyer.  In this connection and to the extent permitted by law, Buyer hereby agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to claims, debts and controversies, which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit Seller and the other Indemnified Parties from any such unknown claims, debts and controversies.

Seller makes no representation and warranty regarding whether the Property is located in a flood zone or whether the Property is subject to flood risks.  Buyer specifically acknowledges that the Federal Emergency Management Agency (“FEMA”) in conjunction with Harris County, is developing new FEMA Flood Insurance Rate Maps and that flood plain boundaries in Harris County are subject to revisions and change.

Seller has given Buyer material concessions regarding this transaction in exchange for Buyer agreeing to the provisions of this Section 12.  Seller and Buyer have each initialed this Section 12 to further indicate their awareness and acceptance of each and every provision hereof.  The provisions of this Section 12 shall survive the Closing and shall not be deemed merged into any instrument or conveyance delivered at the Closing.

Buyer’s Initials:	Seller’s Initials:

13.           CONTRACTS.  All service contracts, construction contracts and management contracts for the Property entered into by Seller with respect to the Property (the “Contracts”) are listed on Exhibit J to this Agreement.  Seller shall deliver copies of all such Contracts to Buyer within five (5) days after the Effective Date.  Buyer shall notify Seller prior to the expiration of the Due Diligence Period which Contracts, Buyer desires to assume at Closing (the “Assumed Contracts”).  Seller shall assign to Buyer all of Seller’s right, title and interest under the Assumed Contracts at Close of Escrow and Buyer shall assume same.  Seller shall send termination notices, at its sole cost and expense, for all other Contracts that are not Assumed Contracts on the Closing Date.

14.           REMEDIES AGAINST SELLER.  IF CLOSE OF ESCROW AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT DO NOT OCCUR BY REASON OF ANY DEFAULT OR BREACH BY SELLER IN ITS OBLIGATION TO TRANSFER THE PROPERTY TO BUYER, BUYER SHALL BE ENTITLED AS ITS SOLE AND EXCLUSIVE REMEDY TO EITHER (i) THE RETURN OF THE DEPOSIT AND ANY INTEREST ACTUALLY ACCRUED THEREON PLUS REIMBURSEMENT BY SELLER FOR THE ACTUAL OUT-OF-POCKET UNRELATED THIRD PARTY COSTS INCURRED BY BUYER IN CONNECTION WITH THIS AGREEMENT NOT TO EXCEED SEVENTY-FIVE THOUSAND DOLLARS ($75,000) IN THE AGGREGATE UNDER THIS AGREEMENT AND THE LAND AGREEMENT; OR (ii) THE REMEDY OF SPECIFIC PERFORMANCE; AS BUYER MAY ELECT, AS BUYER’S SOLE AND EXCLUSIVE REMEDIES FOR SUCH BREACH OR DEFAULT, AND BUYER SHALL NOT BE ENTITLED OR HAVE ANY RIGHT TO RECEIVE ANY OTHER DAMAGES OR OTHER RELIEF, LEGAL OR EQUITABLE; PROVIDED, HOWEVER, IF SELLER’S DEFAULT IS SUCH THAT SPECIFIC PERFORMANCE CANNOT BE GRANTED AS A JUDICIAL REMEDY AS A RESULT OF THE SALE OF THE PROPERTY BY SELLER TO A BONA FIDE PURCHASER, THEN BUYER MAY SEEK ANY AND ALL OTHER REMEDIES AVAILABLE AT LAW OR IN EQUITY.  IN THE EVENT BUYER CLOSES UNDER THIS AGREEMENT AND THEN SELLER FAILS TO FULLY PERFORM ANY OF ITS OTHER OBLIGATIONS UNDER THIS AGREEMENT THAT SURVIVE OR ARE PERFORMABLE AFTER CLOSING BUYER MAY SEEK ALL REMEDIES AVAILABLE AT LAW OR IN EQUITY.

Seller’s Initials	Buyer’s Initials

15.           GENERAL PROVISIONS.

15.1         Assignment.

(a)           This Agreement shall be binding upon and shall inure to the benefit of Buyer and Seller and their respective successors and permitted assigns.

(b)           Buyer may only assign this Agreement and any interest or right under this Agreement or under the Escrow after obtaining Seller’s prior written consent, in Seller’s sole and absolute discretion; provided that Seller hereby consents with respect to any assignment by Buyer to any Affiliate. For purposes of this Section 15.1, the term “Affiliate” shall mean: (a) an entity that controls, is controlled by, or is under common control with BUYER; (b) any partnership in which BUYER or BUYER’s controlling member is the general partner; or (c) any fund or entity sponsored by BUYER.

15.2         Attorneys’ Fees and Costs.  In any action or proceeding between the parties to enforce or interpret any of the terms or provisions of this Agreement, the prevailing party in the action or proceeding shall be entitled to recover from the non-prevailing party, in addition to damages, injunctive relief or other relief, its reasonable costs and expenses, including, without limitation, costs and reasonable attorneys’ fees, both at trial and on appeal.

15.3         Notices and Approvals.  Any notice, approval, disapproval, demand or other communications required or permitted to be given by any provision of this Agreement (“notice”) which either party desires to give to the other party or to Escrow Holder shall be deemed to be sufficiently given or served upon the earlier to occur of the following:  (i) when actually received at the office of the party to whom the notice is to be delivered; (ii) when delivered personally to the office of the party to whom the notice is to be delivered; (iii) on the date delivery is first attempted by a nationally-recognized overnight commercial courier; or (iv) when given by transmittal over electronic transmitting devices, such as Telex or telecopier machine with a printed confirmation, if the party to whom the notice is sent has such a device in its office and such transmission is made during regular business hours, provided a complete copy of any notice so transmitted shall also be sent by overnight courier in the same manner as required for couriered notices.  Notice may be served as herein provided upon the parties or their attorneys, with notice upon either one of them being sufficient.

15.4         Controlling Law.  This Agreement shall be deemed to be entered into within Harris County and shall be construed under the laws of the State of Texas in effect at the time of the signing of this Agreement.  The parties consent to the jurisdiction of the Texas courts with venue in Harris County, Texas.

15.5         Titles and Caption.  Titles and captions are for conveniences only and shall not constitute a portion of this Agreement.  References to section and paragraph numbers are to sections and paragraphs in this Agreement, unless expressly stated otherwise.

15.6         Interpretation.  As used in this Agreement, masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others where and when the context so dictates.  The word “including” shall be construed as if followed by the words “without limitation.”  If a dispute over the interpretation or construction of any provision, term or word contained in this Agreement, this document shall be interpreted and construed neutrally, and not against either Buyer or Seller.

15.7         No Waiver.  A waiver by either party of a breach of any of the covenants, conditions or obligations under this Agreement to be performed by the other party shall not be construed as a waiver of any succeeding breach of the same or other covenants, conditions or obligations of this Agreement.

15.8         Modifications.  Any alteration, change or modification of or to this Agreement, in order to come effective, shall be made in writing and in each instance signed on behalf of each party.

15.9         Severability.  If any term or provision of this Agreement, or its application to any party or set of circumstances, shall be held, to any extent, invalid or unenforceable, the remainder of this Agreement, or the application of the term or provision to persons or circumstances other than those as to whom on which it is held invalid or unenforceable, shall not be affected, and each shall be valid and enforceable to the fullest extent permitted by law.

15.10       Integration of Prior Agreements and Understandings.  This Agreement contains the entire understanding between the parties relating to the transactions contemplated by this Agreement.  All prior or contemporaneous agreements, understandings, representations, warranties and statements, whether oral or written, expressed or implied, are superseded in their entirety by this Agreement, and are of no force or effect, in whole or in party.

15.11       Not an Offer.  Seller’s delivery of unsigned copies of this Agreement is solely for the purposes of review by Buyer, and neither the delivery nor any prior communications between Buyer and Seller, whether oral or written, shall in any way be construed as an offer by Seller, nor in any way imply that Seller is under any obligation to enter the transaction which is the subject of this Agreement.  The signing of this Agreement by Buyer constitutes an offer which shall not be deemed accepted by Seller unless and until Seller has signed this Agreement and delivered a duplicate original to Buyer.

15.12       Time of Essence.  Time is expressly made of the essence as to the performance by Seller and Buyer of each and every obligation and condition of this Agreement.

15.13       Possession of Property.  Buyer shall be entitled to possession of the Property only after the Closing and not before.

15.14       Counterparts.  This Agreement may be signed in multiple counterparts which shall, when signed by all parties, constitute a binding agreement.

15.15       Exhibits Incorporated by Reference.  All exhibits attached to this Agreement are incorporated in this Agreement by this reference.

15.16       Computation of Time.  The time in which any act is to be done under this Agreement is computed by excluding the first day (such as the Effective Date), and including the last day, unless the last day is a holiday or Saturday or Sunday, and then that day is also excluded.  All references to time shall be deemed to refer to the time in the Central Time Zone.

15.17       Joint and Several Liability.  If Buyer is composed of more than one individual or entity, all obligations and liabilities of Buyer under this Agreement shall be joint and several as to each of those individuals or entities who compose Buyer.

15.18       Buyer’s Work Product Concerning the Property.  If for any reason Buyer fails to purchase the Property, Buyer shall immediately deliver to Seller, at no cost or expense to Seller, except for cost of copies, copies of all test results, studies, plans, reports or other materials or work product prepared by Buyer, or its agents, employees or contractors, and all documents received from Seller, related to the Property (“Work

Product”).  Notwithstanding any provision to the contrary, Work Product shall not include any documents subject to attorney-client privilege or other documents subject to confidentiality provisions that prevent Buyer’s disclosure of such documents.  Buyer’s obligation hereunder shall survive termination of the Agreement.  Following delivery, Seller may use this Work Product for any purpose.

15.19       No Obligations to Third Parties.  The execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties to this Agreement to, and person or entity other than Seller and Buyer.  There are not any third party beneficiaries to this Agreement.

15.20       Limitation of Liability. No present or future partner, member, director, officer, shareholder, employee, advisor or agent of or in Buyer or Seller shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into by Seller or Buyer under or in connection with the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Seller and Buyer and their respective successors and assigns shall look solely to Buyer’s or Seller’s assets, respectively, for the payment of any claim or for any performance, and Seller and Buyer hereby waive any and all such personal liability.  The limitations of liability contained in this paragraph are in addition to, and not in limitation of, any limitation on liability applicable to Buyer or Seller provided elsewhere in this Agreement or by law.  Notwithstanding the foregoing and anything to the contrary contained in this Agreement, the maximum liability of Seller for any claim, liability or recourse pursuant to this Agreement and the Land Agreement shall be One Million Dollars ($1,000,000) in the aggregate), regardless of the value of Seller’s interest in the Property or the property that is the subject of the Land Agreement.

15.21       Patriot Act.  Seller and Buyer represent and warrant that they are not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by the United States Treasury Department as a Specially Designated National and Blocked Person, or for or on behalf of any person, group, entity, or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; and that they are not engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity, or nation.  Each party hereby agrees to defend, indemnify, and hold harmless the other party from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorneys’ fees and costs) arising from or related to any breach of the foregoing representation and warranty.

15.22       Notice to Buyer.  The property is located in an Energy Corridor District, a special taxing district in Harris County, Texas, which currently levies taxes at a rate of $0.10 per $100 of Harris County assessed value.  Special taxing districts may be subject to general obligation indebtedness that is paid by revenues produced from annual tax levies on the taxable property within such districts.  Property owners in such districts may be placed at risk for increased mill levies and excessive tax burdens to support the servicing of such debt where circumstances arise resulting in the inability of such a district to discharge such indebtedness without such an increase in mill levies.  Buyer should investigate the debt financing requirements of the authorized general obligation indebtedness of such districts, existing mill levies of such district servicing such indebtedness, and the potential for an increase in such mill levies.

16.           ESTOPPEL CERTIFICATES.  Seller shall use reasonable, diligent and good faith efforts to obtain from the tenants of the Property an executed estoppel certificate (“Estoppel Certificate”), dated no earlier than thirty (30) days prior to and delivered not later than five (5) days prior to the Closing Date (“Estoppel Return Date), substantially in the form attached to this Agreement as Exhibit H or in the form required by the applicable tenant’s lease.  It shall be a condition to Buyer’s obligation to close under this Agreement that Seller obtain an Estoppel Certificate reasonably acceptable to Buyer from tenants who occupy, in the aggregate, at least 80% of the rentable square footage in the Property and for each lease of more than 10,000 square feet.  At least five (5) days prior to the expiration of the Due Diligence Period, Seller shall complete and deliver the form of Estoppel Certificate for each Lease to the Buyer.  Buyer shall notify Seller of any reasonable changes required to correct such Estoppel Certificate at or prior to the expiration of the Due Diligence Period.  Seller shall make such changes prior to submitting the Estoppel Certificate to the applicable tenant.

In the event that Seller is unable to satisfy the Estoppel Certificate condition by the Estoppel Return Date, Seller shall not be in default under this Agreement. However, if the Estoppel Certificate condition is not fulfilled as of the Estoppel Return Date, then, for three (3) business days thereafter, Buyer shall have the option either to (i) waive the condition, (ii) extend the Closing Date for up to fourteen (14) days to allow Seller more time to obtain additional estoppel certificates; or (iii) terminate this Agreement, in which event all of the Deposit shall be returned to Buyer. If Buyer elects to extend the Closing Date pursuant to clause (ii) of the preceding sentence and the Estoppel Certificate condition is still not fulfilled on or before the expiration of the fourteen (14) day extension period, then Buyer may elect one of the options set forth in clauses (i) and (iii) of the preceding sentence.

17.           SPECIAL COVENANTS OF SELLER.  Between the Effective Date and the Closing Date (except as otherwise provided herein), Seller covenants and agrees that Seller shall (a) maintain and manage the Property in the manner that Seller is currently maintaining and managing the Property, reasonable wear and tear excepted; (b) not offer the Property for sale publicly or otherwise solicit, make, pursue, negotiate or accept offers for the sale of the Property to or from any party; (c) not transfer the Property or any interest or right therein, (d) after the expiration of the Due Diligence Period, not execute or consent to the execution of any Lease or other agreement granting third party rights to occupancy or possession of any portion of the Property, amend or terminate any Lease or apply security deposits under any Lease without the prior written consent of Buyer, which consent may be withheld in Buyer’s sole discretion, (e) deliver to Buyer each and every material notice or communication Seller receives in writing from any governmental authority pertaining to the ownership of the Property, promptly following Seller’s actual receipt of the same; and (f) fully perform the material obligations of the lessor under the Leases (including payment of all tenant improvement allowances and leasing commissions due prior to the Closing Date unless otherwise approved by Buyer) and promptly notify Buyer of any and all defaults of which Seller has actual knowledge of by the tenants under the Leases.

SELLER:	BUYER:

TR ELDRIDGE PLACE CORP., a	HARVARD PROPERTY TRUST, LLC, a
Delaware corporation	Delaware limited liability company

By:	By:
Name:	Name:
Title:	Its:

Date of Seller’s signature: October 23, 2006	Date of Buyer’s Signature: October 23, 2006

ESCROW AGENT:

CHICAGO TITLE COMPANY

By:
Name:
Title:

EXHIBIT A

LEGAL DESCRIPTION OF LAND

All that certain 6.4385 acres (280,459 square feet) of land being a portion of that certain called 10.2164 acre tract described in the deed dated December 5, 2005, from SV Eldridge, L.P. to TR Eldridge Place Corp., filed for record under Clerk File No. X247398, Film Code No. 579-35-1004, of the Official Public Records of Real Property of Harris County, Texas and also being out of Thornwood One, Restricted Reserve “A”, according to the plat thereof recorded in Volume 313, Page 13, of the Map Records of Harris County, Texas and also being out of Thornwood One, Restricted Reserve “C”, according to the plat thereof recorded in Volume 332, Page 148, of the Map Records of Harris County, Texas, out of the Joel Wheaton Survey, A-80, Houston, Harris County, Texas and being more particularly described by metes and bounds as follows:

BEGINNING at a found 5/8” iron rod with cap marking the northeast corner of Thornwood, Section Two, according to the plat thereof recorded in Volume 143, Page 1, of the Map Records of Harris County, Texas and the northwest corner of said Thornwood One, Restricted Reserve “A”, said rod located in the south right-of-way line of Turkey Creek Drive (60’ Wide);

THENCE, N 87° 02’ 33” E - 82.67’, with said south right-of-way line of Turkey Creek Drive, to a set 5/8” iron rod with cap marking the Point of Curvature of a curve to the left having a central angle of 41° 27’ 52”, a radius of 330.00’ and chord bearing N 66° 18’ 37” E - 233.64’;

THENCE, continuing with said south right-of-way line of Turkey Creek Drive and said curve to the left for an arc distance of 238.82’, to a found 3/4” iron rod for a cutback corner;

THENCE, N 89° 27’ 22” E - 14.21’, with said cutback line, to a found 3/4” iron rod marking a cutback corner on the southwest right-of-way line of Memorial Drive (100’ Wide);

THENCE, S 45° 48’ 26” E - 241.34’, with said southwest right-of-way line of Memorial Drive, to a set 5/8” iron rod with cap marking the Point of Curvature of a curve to the right having a central angle of 48° 50’ 02”, a radius of 50.00’ and a chord bearing S 21° 23’25” E-41.34’;

THENCE, with said curve to the right for an arc distance of 42.62’, to a set 5/8” iron rod with cap marking the Point of Tangency located in the west right-of-way line of Eldridge Drive (100’Wide);

THENCE, S 03° 01’ 36” W - 61.45’, with said west right-of-way line of Eldridge Drive, to a found “X” in concrete marking the Point of Curvature of a curve to the right having a central angle of 13° 55’ 48”, a radius of 1,850.00’ and a chord bearing S 09° 59’ 30” W -448.67’;

THENCE, continuing with said west right-of-way line of Eldridge Drive and said curve to the right for an arc distance of 449.78’, to a found “X” in concrete for corner;

THENCE, S 88° 04’ 46” W - 157.01’, to a found 5/8” iron rod with cap for corner; THENCE, N 01° 55’ 14” W - 70.00’, to a set 5/8” iron rod with cap for corner;

A-1

THENCE, S 88° 04’ 46” W - 240.00’, to a set 5/8” iron rod with cap for corner, said rod located in the east line of the aforementioned Thornwood, Section Two;

THENCE, N 01° 55’ 14” W - 555.34’, with said east line of Thornwood, Section Two, to the POINT OF BEGINNING of the herein described tract and containing 6.4385 acres (280,459 square feet), more or less.

A-2

EXHIBIT B

LIST OF LEASES

Leases: One Eldridge Place

Bank of America
C.A. Richards & Associates
Canatxx Energy Ventures, Inc.
Marubeni Oil & Gas
McDermott International
Nations Petroleum USA , Inc.
Pegasus International
PriceWaterhouseCoopers
St. Mary Land & Exploration
Texas United Title
UBS

Leases: Two Eldridge Place

Cakes & Culinary Creations
Cypress Energy, Inc.
J. Ray McDermott, Inc.
McTubular Products
NMA Maritime & Offshore Contractors, Inc.
Nuclear Imaging Services
Petro Amigos Supply Inc.
Petroleum Experts, Inc.
Piazza Acquisitions
Samsung America
Turn-Key Specialists
VeriCenter, Inc.

B-1

EXHIBIT C

LIST OF PERMITTED ENCUMBRANCES

1.               Restrictive covenants of record filed of record in Volume 313, Page 13 and Volume 332, Page 148 of the Map Records of Harris County, Texas and those filed for record under Harris County Clerk’s File Nos. J665605, K223570 and N592848, but omitting any covenant or restriction based on race, color, religion, sex, handicap, familial status or national origin unless and only to the extent that said covenant (a) is exempt under Chapter 42, Section 3607 of the United States Code or (b) relates to handicap but does not discriminate against handicapped persons.

2.               Any discrepancies, conflicts, or shortages in area or boundary lines, or any encroachments, or protrusions, or any overlapping of improvements.

3.               Homestead or community property or survivorship rights, if any, of any spouse of any insured.

4.               Any titles or rights asserted by anyone, including but not limited to, persons, the public, corporations, governments or other entities,

a.              to tidelands, or lands comprising the shores or beds of navigable or perennial rivers and streams, lakes, bays, gulfs or oceans, or

b.              to lands beyond the line of the harbor or bulkhead lines as established or changed by any government, or

c.               to filled-in lands, or artificial islands, or

d.              to statutory water rights, including riparian rights, or

e.               to the area extending from the line of mean low tide to the line of vegetation, or the right of access to that area or easement along and across that area.

5.               Standby fees, taxes and assessments by any taxing authority for the year 2006 and subsequent years.

6.               The terms and conditions of the documents creating your interest in the land.

7.               Rights of parties in possession.

8.               RECORDED PROPERTY LEASES AFFECTING THE PROPERTY:

a)      Unrecorded Lease by and between Brookdale Investors Three, L.P., successor in interest to Browning-Ferris Services, Inc. as Landlord and Bank of America, N.A. successor in interest to NCNB as Tenant, which appears of record through Subordination, Non-disturbance and Attornment Agreement filed of record under Harris County Clerk’s File No. U655162.

b)     Unrecorded Lease by and between Brookdale Investors Three, L.P., successor in interest to Browning-Ferris Services, Inc. as Landlord and BFI Waste Systems of North America, Inc. as Tenant, which appears of record through Subordination, Non-disturbance and Attornment Agreement filed of record under Harris County Clerk’s File No. U655163.

c)      Unrecorded Lease by and between Brookdale Investors Three, L.P.,successor in interest to Browning-Ferris Services, Inc. as Landlord and

C.A. Richards and Associates, Inc. as Tenant, which appears of record through Subordination, Non-disturbance and Attornment Agreement filed of record under Harris County Clerk’s File No. U655164.

d)     Unrecorded Lease by and between Brookdale Investors Three, L.P.,successor in interest to Browning-Ferris Services, Inc. as Landlord and Global Marine Corporation Services, Inc., a California Corporation as
Tenant, which appears of record through Subordination, Non-disturbance and Attornment Agreement filed of record under Harris County Clerk’s File No. U655165.

e)      Unrecorded Lease by and between Brookdale Investors Three, L.P., successor in interest to Browning-Ferris Services, Inc. as Landlord and Kil Nan Kim as Tenant, which appears of record through Subordination, Non-disturbance and Attornment Agreement filed of record under Harris County Clerk’s File No. U655166.

f)      Unrecorded Lease by and between Brookdale Investors Three, L.P., successor in interest to Browning-Ferris Services, Inc. as Landlord and Nations Energy Company, Ltd., a Canadian Corporation as Tenant, which appears of record through Subordination, Non-disturbance and Attornment Agreement filed of record under Harris County Clerk’s File No. U655167.

g)     Unrecorded Lease by and between Brookdale Investors Three, L.P., successor in interest to Browning-Ferris Services, Inc. as Landlord and PaineWebber Incorporated, a Delaware Corporation as Tenant, which appears of record through Subordination, Non-disturbance and Attornment Agreement filed of record under Harris County Clerk’s File No. U655168.

h)     Unrecorded Lease by and between Brookdale Investors Three, L.P., successor in interest to Browning-Ferris Services, Inc. as Landlord and Petroleum Experts, Inc. as Tenant, which appears of record through Subordination, Non-disturbance and Attornment Agreement filed of record under Harris County Clerk’s File No. U655169.

i)       Unrecorded Lease by and between Brookdale Investors Three, L.P., successor in interest to Browning-Ferris Services, Inc. as Landlord and PricewaterhouseCoopers, L.L.P., a Delaware Limited Liability Partnership as Tenant, which appears of record through Subordination, Non-disturbance and Attornment Agreement filed of record under Harris County Clerk’s File No. U655170.

j)       Unrecorded Lease by and between Brookdale Investors Three, L.P., successor in interest to Browning-Ferris Services, Inc. as Landlord and Stericycle Inc., a Delaware Corporation as Tenant, which appears of record through Subordination, Non-disturbance and Attornment Agreement filed of record under Harris County Clerk’s File No. U655171.

k)      Unrecorded Lease by and between Brookdale Investors Three, L.P., successor in interest to Browning-Ferris Services, Inc. as Landlord and Vericenter, Inc., as Tenant, which appears of record through Subordination, Non-disturbance and Attornment Agreement filed of record under Harris County Clerk’s File No. U655172 and under UCC Financing Statement recorded under Harris County Clerk’s File No. W368277.

1)      Unrecorded lease by and between TR Eldridge Place Corp., a Delaware corporation, as Landlord, and J. Ray McDermott, Inc., a Delaware corporation, Tennant, which appears of record through Subordination, Non-disturbance and Attornment Agreement filed of record under Harris County Clerk’s File No. X482596.

m)     Lease Agreement by and between Bolin Development corp., as lessor (Landlord) and Global Marine Inc., as lessee (Tenant), of which appears of record by Memorandum of Lease filed under County Clerk’s File Nos. H455128, J592827 and L198153 of the Real Property Records of Harris County, Texas.

9.               EASEMENTS AFFECTING THE PROPERTY:

a)      Visible and apparent easements not of record on or across the property herein described.

b)     United Texas Transmission Company pipeline easement fifty (50) feet in width along the West property line as set forth in instruments recorded in Volume 4254, Page 535, Volume 8110, Page 449 and Volume 8147, Page 484 of the Deed Records, and filed for record under Harris County Clerk’s File No. H430303.

c)      Water meter easement ten (10) feet by twenty (20) feet as reflected by the recorded plat in Volume 313, Page 13 of the Map Records of Harris County, Texas.

d)     Houston Lighting and Power Company easement ten (10) feet wide with aerial easement twenty (20) feet wide from a plane twenty (20) feet above the ground upward as set forth in instrument recorded in Volume 8272, Page 120 of the Deed Records of Harris County, Texas and under Harris County Clerk’s File No. D245678.

e)      Water meter easement ten (10) feet by twenty (20) feet as set forth in instrument filed for record under Harris County Clerk’s File No. J013606.

Encroachment of brick planter into water meter easement as set forth in instrument recorded under Harris County Clerk’s File No. J013606.

f)      Houston Lighting and Power Company ground, transformer station and vacuum breaker station easements as set forth in instrument filed for record under Harris County Clerk’s File No. J432850.

g)     Houston Lighting and Power Company ground, aerial and transformer station easements as set forth in instrument filed for record under Harris County Clerk’s File Nos. K607468 and KS07469.

h)     A five (5) foot wide and Thirty-seven and nine tenths (37.9) feet long ground easement and a ten (10) foot wide and twenty (20) foot long aerial easement from a plane sixteen (16) feet above the ground upward granted to Houston Lighting and Power Company as set forth in instrument filed for record under Harris County Clerk’s File No. L536999.

i)       A 25 foot Boundary Road easement as set forth in instruments filed for record under Harris County Clerk’s File Nos. J665605 and K223570.

j)       Terms, conditions and stipulations of that certain Garage use Easement and Parking Rights Agreement filed for record under Harris County Clerk’s File No. K223569, as amended under Clerk’s File No. N592849.

k)      Utility, pedestrian and vehicular easements, all as set forth and defined by instrument filed for record under Harris County Clerk’s File No. J665605.

1)      A perpetual, exclusive easement in and the free and unlimited access to for ingress, egress and vehicular parking purposes over a strip that is basically Thirty-seven (37) feet wide along and adjoining the East property line (and being the West property line of the tract now known as the Bank of America, N.A. property) and over the exact area described in the easement instrument recorded under Harris County Clerk’s File No. J665606 and which is also depicted by the subdivision plat recorded in Volume 332, Page 148 of the Map Records of Harris County, Texas.

m)     Storm sewer easement ten (10) feet in width crossing the property near the extreme Southerly corner thereof and over the exact area described in the easement instrument granted to Turkey Creek Improvement District recorded in Volume 6200, Page 3 of the Deed Records of Harris County, Texas and also depicted on the subdivision plat recorded in Volume 332, Page 148 of the Map Records of Harris County, Texas.

n)     An easement ten (10) feet wide, the center line of which enters the interior East property line (being the West property line of the former Republic Bank tract, now known as Bank of America) at a point Thirty-five and eighty-three hundredths (35.83) feet Southerly of the Northerly corner of said interior line and which extends Northwesterly for a distance of eighteen and Sixty-seven hundredths (18.67) feet together with an unobstructed aerial easement ten (10) feet wide, beginning at a plane sixteen (16) feet above the ground and extending upward located on both sides of and adjoining said ten (10) foot wide easement, and an unobstructed aerial easement thirty (30) feet wide and sixty-two and twenty-two hundredths (62.22) feet long, beginning at a point sixteen (16) feet above the ground and continuing upward the center line of which commences at the termination point of the ten (10) foot ground easement described above and which contains in the same Northwesterly direction to the West property line of the subject tract, the center lines being depicted on the sketch appended to, made a part of and described in the easement instrument granted to Houston Lighting and Power Company recorded under Harris County Clerk’s File Number(s) K003250.

o)     An aerial easement five (5) feet in width from a plane twenty (20) feet above the ground running the entire length of and abutting all dedicated easements, for the use of public utilities, imposed in the plat and dedication recorded in Volume 332, Page 148 of the Map Records of Harris County, Texas.

p)     Agreement for the installation, operation and maintenance of and underground cable television system granted to Warner Cable Communications, Inc. as set out in instrument(s) recorded under Harris County Clerk’s File Number(s) N216019.

q)     Building set back lines affecting the property per Plat recorded in Volume 313, Page 13, and Volume 332, Page 148 of the Map Records of Harris County, Texas, as shown on Survey:

25 foot building line along northeast and east property line. 10 foot building line along North property line.

5 foot building line as measured from the easterly edge of the 50’ United Texas Transmission Company Pipeline Easement along West property line.

r)      An easement fifteen (15) feet in width on each side of the center line of all bayous, creeks, gullies, ravines, draws, sloughs or other natural drainage courses, as shown on plat recorded in Volume 332, Page 148 of the Map Records of Harris County, Texas, and as noted on Survey. (OWNERS POLICY ONLY)

s)      Manholes, electric box, metal water valve box, fire hydrant, four foot tall water pop-off, concrete boxes with metal grates, Southwestern Bell pedestal, Southwestern Bell pole and meter box, sanitary sewer line, fiber optics metal box, stop sign, swale, and traffic flow easements, as mentioned in Deed recorded under Harris County Clerk’s File No. X247398.

10.         ROYALTY RESERVATIONS AFFECTING THE PROPERTY:

a)      49% of all the oil, gas and other minerals, the royalties, bonuses, rentals and all other rights in connection with same are excepted herefrom as the same are set forth in instrument recorded in volume 5779, Page 601 of the Deed Records of Harris County, Texas. (Surface rights waived therein.)

11.         LIENS AFFECTING THE PROPERTY:

a)      An Annual Maintenance Charge and Special Assessment payable to the order Eldridge Place Community Association reserved in Restrictive Covenants as filed of record under County Clerks File Nos. J665605, K223570 and N592848 of the Real Property Records o Harris County, Texas, said assessment(s) being subordinated to the lien of any first mortgage as set forth therein.

12.         OTHER MATTERS AFFECTING THE PROPERTY:

a)      The rights and remedies in and to all of the common areas all of which are described and set forth in instruments recorded under Harris County Clerk’s File Number(s) J665605 and K223570.

b)     Terms, conditions and stipulations contained in that certain Memorandum of Telecommunications Agreement by and between TR Eldridge Place Corp. and Southwestern Bell Telephone, L.P. dated July 1, 2004, recorded under Harris County Clerk’s File No. X926922 and X926924.

c)      The rights and remedies in and to all of the common areas all of which are described and set forth in instruments recorded under Harris County Clerk’s File Number(s) JS65605 and K223570, as shown on Survey.

EXHIBIT D

SPECIAL WARRANTY DEED

RECORDING REQUESTED BY
Chicago Title Company

AND WHEN RECORDED MAIL TO

Name

Street
Address

City, State
Zip
Attention:

Order No.

(SPACE ABOVE THIS LINE FOR RECORDER’S USE)

STATE OF TEXAS

KNOW ALL MEN BY THESE PRESENTS THAT:

COUNTY OF HARRIS

TR ELDRIDGE PLACE CORP., a Delaware corporation (“Grantor”), whose address for purposes here of is c/o KBS Realty Advisors, 205 West Wacker, Suite 1000, Chicago, Illinois 60606, Attention: Bill Rogalla, Senior Vice President for and in consideration of the sum of Ten and 00/100 Dollars ($10.00) paid to                                   and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, has GRANTED, SOLD, and CONVEYED and does hereby GRANT, SELL and CONVEY unto                                          , a(n)                                             (“Grantee”), whose address for purposes hereof is                           , that certain tract or parcel of real property (herein called the “Land”) located in Harris County, Texas, as more particularly described on Exhibit A attached hereto and made a part hereof by this reference, together with all improvements located thereon, and all rights and appurtenances pertaining thereto (the Land, the improvements and all rights and appurtenances are herein collectively referred to as the (“Property”).

TO HAVE AND TO HOLD the Property unto Grantee and Grantee’s successors and assigns forever; and Grantor does hereby bind itself and its successors and assigns to warrant and forever defend the Property unto Grantee and Grantee’s successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Grantor, but not otherwise, subject only to any and all matters listed or contained in Exhibit B labeled “Permitted Encumbrances” which is attached hereto, incorporated herein and made a part hereof for all purposes, to the full extent same are valid and subsisting and affect the Property.

OTHER THAN THE WARRANTIES OF TITLE SET FORTH HEREIN, GRANTEE, BY ACCEPTANCE OF THIS DEED, SPECIFICALLY ACKNOWLEDGES THAT NEITHER GRANTOR NOR ANYONE ON BEHALF OF GRANTOR HAD MADE OR MAKES ANY WARRANTIES,

NATURE OR KIND OR VALUE, INCLUDING, WITHOUT LIMITATION, THOSE CONCERNING COVENANTS OR REPRESENTATIONS TO GRANTEE, EITHER EXPRESS OR IMPLIED, OF ANY ENVIRONMENTAL, GEOLOGICAL, STRUCTURAL OR OTHER IN RESPECT OF THE CONDITION OF THE PROPERTY, AND IT IS EXPRESSLY UNDERSTOOD THAT THE PROPERTY IS BEING CONVEYED IN AN “AS IS” AND “WITH ALL FAULTS” CONDITION.  BY ACCEPTANCE OF THIS DEED, GRANTEE AFFIRMS THE MATTERS SET FORTH IN THE FOREGOING SENTENCE.

EXECUTED on the date set forth in the acknowledgment attached hereto to be effective as of the                 day of                       , 2006.

“Grantor”:

TR ELDRIDGE PLACE CORP., a Delaware corporation

By:
Its:

THE STATE OF	)
)
COUNTY OF	)

THIS INSTRUMENT was acknowledged before me on                            , 2006, by                               , the President of TR Eldridge Place Corp., a Delaware corporation, as the act and deed of said corporation.

Notary Public

My commission expires:

EXHIBIT A

To Special Warranty Deed

LEGAL DESCRIPTION OF LAND

All that certain 6.4385 acres (280,459 square feet) of land being a portion of that certain called 10.2164 acre tract described in the deed dated December 5, 2005, from SV Eldridge, L.P. to TR Eldridge Place Corp., filed for record under Clerk File No. X247398, Film Code No. 579-35-1004, of the Official Public Records of Real Property of Harris County, Texas and also being out of Thornwood One, Restricted Reserve “A”, according to the plat thereof recorded in Volume 313, Page 13, of the Map Records of Harris County, Texas and also being out of Thornwood One, Restricted Reserve “C”, according to the plat thereof recorded in Volume 332, Page 148, of the Map Records of Harris County, Texas, out of the Joel Wheaton Survey, A-80, Houston, Harris County, Texas and being more particularly described by metes and bounds as follows:

BEGINNING at a found 5/8” iron rod with cap marking the northeast corner of Thornwood, Section Two, according to the plat thereof recorded in Volume 143, Page 1, of the Map Records of Harris County, Texas and the northwest corner of said Thornwood One, Restricted Reserve “A”, said rod located in the south right-of-way line of Turkey Creek Drive (60’ Wide);

THENCE, N 87° 02’ 33” E - 82.67’, with said south right-of-way line of Turkey Creek Drive, to a set 5/8” iron rod with cap marking the Point of Curvature of a curve to the left having a central angle of 41° 27’ 52”, a radius of 330.00’ and chord bearing N 66° 18’ 37” E - 233.64’;

THENCE, continuing with said south right-of-way line of Turkey Creek Drive and said curve to the left for an arc distance of 238.82’, to a found 3/4” iron rod for a cutback corner;

THENCE, N 89° 27’ 22” E - 14.21’, with said cutback line, to a found 3/4” iron rod marking a cutback corner on the southwest right-of-way line of Memorial Drive (100’ Wide);

THENCE, S 45° 48’ 26” E - 241.34’, with said southwest right-of-way line of Memorial Drive, to a set 5/8” iron rod with cap marking the Point of Curvature of a curve to the right having a central angle of 48° 50’ 02”, a radius of 50.00’ and a chord bearing S 21° 23’25” E-41.34’;

THENCE, with said curve to the right for an arc distance of 42.62’, to a set 5/8” iron rod with cap marking the Point of Tangency located in the west right-of-way line of Eldridge Drive (100’Wide);

THENCE, S 03° 01’ 36” W - 61.45’, with said west right-of-way line of Eldridge Drive, to a found “X” in concrete marking the Point of Curvature of a curve to the right having a central angle of 13° 55’ 48”, a radius of 1,850.00’ and a chord bearing S 09° 59’ 30” W -448.67’;

THENCE, continuing with said west right-of-way line of Eldridge Drive and said curve to the right for an arc distance of 449.78’, to a found “X” in concrete for corner;

THENCE, S 88° 04’ 46” W - 157.01’, to a found 5/8” iron rod with cap for corner; THENCE, N 01° 55’ 14” W - 70.00’, to a set 5/8” iron rod with cap for corner;

THENCE, S 88° 04’ 46” W - 240.00’, to a set 5/8” iron rod with cap for corner, said rod located in the east line of the aforementioned Thornwood, Section Two;

THENCE, N 01° 55’ 14” W - 555.34’, with said east line of Thornwood, Section Two, to the POINT OF BEGINNING of the herein described tract and containing 6.4385 acres (280,459 square feet), more or less.

EXHIBIT B

To Special Warranty Deed

LIST OF PERMITTED ENCUMBRANCES

1.      Restrictive covenants of record filed of record in Volume 313, Page 13 and Volume 332, Page 148 of the Map Records of Harris County, Texas and those filed for record under Harris County Clerk’s File Nos. J665605, K223570 and N592848, but omitting any covenant or restriction based on race, color, religion, sex, handicap, familial status or national origin unless and only to the extent that said covenant (a) is exempt under Chapter 42, Section 3607 of the United States Code or (b) relates to handicap but does not discriminate against handicapped persons.

2.      Any discrepancies, conflicts, or shortages in area or boundary lines, or any encroachments, or protrusions, or any overlapping of improvements.

3.      Homestead or community property or survivorship rights, if any, of any spouse of any insured.

4.      Any titles or rights asserted by anyone, including but not limited to, persons, the public, corporations, governments or other entities,

a.              to tidelands, or lands comprising the shores or beds of navigable or perennial rivers and streams, lakes, bays, gulfs or oceans, or

b.              to lands beyond the line of the harbor or bulkhead lines as established or changed by any government, or

c.               to filled-in lands, or artificial islands, or

d.              to statutory water rights, including riparian rights, or

e.               to the area extending from the line of mean low tide to the line of vegetation, or the right of access to that area or easement along and across that area.

5.      Standby fees, taxes and assessments by any taxing authority for the year 2006 and subsequent years.

6.      The terms and conditions of the documents creating your interest in the land.

7.      Rights of parties in possession.

8.      RECORDED PROPERTY LEASES AFFECTING THE PROPERTY:

f)       Unrecorded Lease by and between Brookdale Investors Three, L.P., successor in interest to Browning-Ferris Services, Inc. as Landlord and Bank of America, N.A. successor in interest to NCNB as Tenant, which appears of record through Subordination, Non-disturbance and Attornment Agreement filed of record under Harris County Clerk’s File No. U655162.

g)      Unrecorded Lease by and between Brookdale Investors Three, L.P., successor in interest to Browning-Ferris Services, Inc. as Landlord and BFI Waste Systems of North America, Inc. as Tenant, which appears of record through Subordination, Non-disturbance and Attornment Agreement filed of record under Harris County Clerk’s File No. U655163.

h)      Unrecorded Lease by and between Brookdale Investors Three, L.P., successor in interest to Browning-Ferris Services, Inc. as Landlord and C.A. Richards and Associates, Inc. as Tenant, which appears of record through Subordination, Non-disturbance and Attornment Agreement filed of record under Harris County Clerk’s File No. U655164.

i)       Unrecorded Lease by and between Brookdale Investors Three, L.P., successor in interest to Browning-Ferris Services, Inc. as Landlord and Global Marine Corporation Services, Inc., a California Corporation as Tenant, which appears of record through Subordination, Non-disturbance and Attornment Agreement filed of record under Harris County Clerk’s FileNo. U655165.

j)       Unrecorded Lease by and between Brookdale Investors Three, L.P., successor in interest to Browning-Ferris Services, Inc. as Landlord and Kil Nan Kim as Tenant, which appears of record through Subordination, Non-disturbance and Attornment Agreement filed of record under Harris County Clerk’s File No. U655166.

f)       Unrecorded Lease by and between Brookdale Investors Three, L.P., successor in interest to Browning-Ferris Services, Inc. as Landlord and Nations Energy Company, Ltd., a Canadian Corporation as Tenant, which appears of record through Subordination, Non-disturbance and Attornment Agreement filed of record under Harris County Clerk’s File No. U655167.

g)      Unrecorded Lease by and between Brookdale Investors Three, L.P., successor in interest to Browning-Ferris Services, Inc. as Landlord and Paine Webber Incorporated, a Delaware Corporation as Tenant, which appears of record through Subordination, Non-disturbance and Attornment Agreement filed of record under Harris County Clerk’s File No. U655168.

h)      Unrecorded Lease by and between Brookdale Investors Three, L.P., successor in interest to Browning-Ferris Services, Inc. as Landlord and Petroleum Experts, Inc. as Tenant, which appears of record through Subordination, Non-disturbance and Attornment Agreement filed of record under Harris County Clerk’s File No. U655169.

i)       Unrecorded Lease by and between Brookdale Investors Three, L.P., successor in interest to Browning-Ferris Services, Inc. as Landlord and PricewaterhouseCoopers, L.L.P., a Delaware Limited Liability Partnership as Tenant, which appears of record through Subordination, Non-disturbance and Attornment Agreement filed of record under Harris County Clerk’s File No. U655170.

j)       Unrecorded Lease by and between Brookdale Investors Three, L.P., successor in interest to Browning-Ferris Services, Inc. as Landlord and Stericycle Inc., a Delaware Corporation as Tenant, which appears of record through Subordination, Non-disturbance and Attornment Agreement filed of record under Harris County Clerk’s File No. U655171.

k)      Unrecorded Lease by and between Brookdale Investors Three, L.P., successor in interest to Browning-Ferris Services, Inc. as Landlord and Vericenter, Inc., as Tenant, which appears of record through Subordination, Non-disturbance and Attornment Agreement filed of record under Harris County Clerk’s File No. U655172 and under UCC Financing Statement recorded under Harris County Clerk’s File No. W368277.

1)      Unrecorded lease by and between TR Eldridge Place Corp., a Delaware corporation, as Landlord, and J. Ray McDermott, Inc., a Delaware corporation, Tennant, which appears of record through Subordination, Non-disturbance and Attornment Agreement filed of record under Harris County Clerk’s File No. X482596.

m)     Lease Agreement by and between Bolin Development corp., as lessor (Landlord) and Global Marine Inc., as lessee (Tenant), of which appears of record by Memorandum of Lease filed under County Clerk’s File Nos. H455128, J592827 and L198153 of the Real Property Records of Harris County, Texas.

9.      EASEMENTS AFFECTING THE PROPERTY:

f)    Visible and apparent easements not of record on or across the property herein described.

g)   United Texas Transmission Company pipeline easement fifty (50) feet in width along the West property line as set forth in instruments recorded in Volume 4254, Page 535, Volume 8110, Page 449 and Volume 8147, Page 484 of the Deed Records, and filed for record under Harris County Clerk’s File No. H430303.

h)   Water meter easement ten (10) feet by twenty (20) feet as reflected by the recorded plat in Volume 313, Page 13 of the Map Records of Harris County, Texas.

i)    Houston Lighting and Power Company easement ten (10) feet wide with aerial easement twenty (20) feet wide from a plane twenty (20) feet above the ground upward as set forth in instrument recorded in Volume 8272, Page 120 of the Deed Records of Harris County, Texas and under Harris County Clerk’s File No. D245678.

j)    Water meter easement ten (10) feet by twenty (20) feet as set forth in instrument filed for record under Harris County Clerk’s File No. J013606.

Encroachment of brick planter into water meter easement as set forth in instrument recorded under Harris County Clerk’s File No. J013606.

h)   Houston Lighting and Power Company ground, transformer station and vacuum breaker station easements as set forth in instrument filed for record under Harris County Clerk’s File No. J432850.

i)    Houston Lighting and Power Company ground, aerial and transformer station easements as set forth in instrument filed for record under Harris County Clerk’s File Nos. K607468 and KS07469.

h)   A five (5) foot wide and Thirty-seven and nine tenths (37.9) feet long ground easement and a ten (10) foot wide and twenty (20) foot long aerial easement from a plane sixteen (16) feet above the ground upward granted to Houston Lighting and Power Company as set forth in instrument filed for record under Harris County Clerk’s File No. L536999.

i)    A 25 foot Boundary Road easement as set forth in instruments filed for record under Harris County Clerk’s File Nos. J665605 and K223570.

j)    Terms, conditions and stipulations of that certain Garage use Easement and Parking Rights Agreement filed for record under Harris County Clerk’s File No. K223569, as amended under Clerk’s File No. N592849.

k)   Utility, pedestrian and vehicular easements, all as set forth and defined by instrument filed for record under Harris County Clerk’s File No. J665605.

1)   A perpetual, exclusive easement in and the free and unlimited access to for ingress, egress and vehicular parking purposes over a strip that is basically Thirty-seven (37) feet wide along and adjoining the East property line (and being the West property line of the tract now known as the Bank of America, N.A. property) and over the exact area described in the easement instrument recorded under Harris County Clerk’s File No. J665606 and which is also depicted by the subdivision plat recorded in Volume 332, Page 148 of the Map Records of Harris County, Texas.

m)  Storm sewer easement ten (10) feet in width crossing the property near the extreme Southerly corner thereof and over the exact area described in the easement instrument granted to Turkey Creek Improvement District recorded in Volume 6200, Page 3 of the Deed Records of Harris County, Texas and also depicted on the subdivision plat recorded in Volume 332, Page 148 of the Map Records of Harris County, Texas.

n)   An easement ten (10) feet wide, the center line of which enters the interior East property line (being the West property line of the former Republic Bank tract, now known as Bank of America) at a point Thirty-five and eighty-three hundredths (35.83) feet Southerly of the Northerly corner of said interior line and which extends Northwesterly for a distance of eighteen and Sixty-seven hundredths (18.67) feet together with an unobstructed aerial easement ten (10) feet wide, beginning at a plane sixteen (16) feet above the ground and extending upward located on both sides of and adjoining said ten (10) foot wide easement, and an unobstructed aerial easement thirty (30) feet wide and sixty-two and twenty-two hundredths (62.22) feet long, beginning at a point sixteen (16)  feet above the ground and continuing upward the center line of which commences at the termination point of the ten (10) foot ground easement described above and which contains in the same Northwesterly direction to the West property line of the subject tract, the center lines being depicted on the sketch appended to, made a part of and described in the easement instrument granted to Houston Lighting and Power Company recorded under Harris County Clerk’s File Number(s) K003250.

o)   An aerial easement five (5) feet in width from a plane twenty (20) feet above the ground running the entire length of and abutting all dedicated easements, for the use of public utilities, imposed in the plat and dedication recorded in Volume 332, Page 148 of the Map Records of Harris County, Texas.

p)   Agreement for the installation, operation and maintenance of and underground cable television system granted to Warner Cable Communications, Inc. as set out in instrument(s) recorded under Harris County Clerk’s File Number(s) N216019.

q)   Building set back lines affecting the property per Plat recorded in Volume 313, Page 13, and Volume 332, Page 148 of the Map Records of Harris County, Texas, as shown on Survey:

25 foot building line along northeast and east property line. 10 foot building line along North property line.

5 foot building line as measured from the easterly edge of the 50’ United Texas Transmission Company Pipeline Easement along West property line.

r)    An easement fifteen (15) feet in width on each side of the center line of all bayous, creeks, gullies, ravines, draws, sloughs or other natural drainage courses, as shown on plat recorded in Volume 332, Page 148 of the Map Records of Harris County, Texas, and as noted on Survey.

s)   Manholes, electric box, metal water valve box, fire hydrant, four foot tall water pop-off, concrete boxes with metal grates, Southwestern Bell pedestal, Southwestern Bell pole and meter box, sanitary sewer line, fiber optics metal box, stop sign, swale, and traffic flow easements, as mentioned in Deed recorded under Harris County Clerk’s File No. X247398.

10. ROYALTY RESERVATIONS AFFECTING THE PROPERTY:

a) 49% of all the oil, gas and other minerals, the royalties, bonuses, rentals and all other rights in connection with same are excepted herefrom as the same are set forth in instrument recorded in volume 5779, Page 601 of the Deed Records of Harris County, Texas. (Surface rights waived therein.)

11. LIENS AFFECTING THE PROPERTY:

a) An Annual Maintenance Charge and Special Assessment payable to the order Eldridge Place Community Association reserved in Restrictive Covenants as filed of record under County Clerks File Nos. J665605, K223570 and N592848 of the Real Property Records o Harris County, Texas, said assessment(s) being subordinated to the lien of any first mortgage as set forth therein.

12. OTHER MATTERS AFFECTING THE PROPERTY:

c)      The rights and remedies in and to all of the common areas all of which are described and set forth in instruments recorded under Harris County Clerk’s File Number(s) J665605 and K223570.

d)      Terms, conditions and stipulations contained in that certain Memorandum of Telecommunications Agreement by and between TR Eldridge Place Corp. and Southwestern Bell Telephone, L.P. dated July 1, 2004, recorded under Harris County Clerk’s File No. X926922 and X926924.

c)      The rights and remedies in and to all of the common areas all of which are described and set forth in instruments recorded under Harris County Clerk’s File Number(s) JS65605 and K223570, as shown on Survey.

EXHIBIT E

ASSIGNMENT AND ASSUMPTION OF LEASES AND CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND CONTRACTS (this “Assignment”) is entered into this            day of                  , 2006, by and between                                   , a                                    (“Assignor”), and                                                   , a                              corporation (“Assignee”).

Recitals

A.            Assignor is the landlord under those certain leases described on Schedule 1 attached hereto (the “Leases”) relating to that certain real property located at                                (the “Property”).

B.            Assignor is a party to those certain contracts described on Schedule 2 attached hereto (the “Contracts”) relating to the Property.

C.            Assignor and Assignee are parties to that certain Purchase Agreement for Real Property and Escrow Instructions dated as of                            , 2006 (the “Agreement”), pursuant to which Assignor has agreed to sell and Assignee has agreed to purchase the Property and Assignor has agreed to assign and Assignee has agreed to assume the Leases and Contracts.

For valuable consideration, receipt of which is acknowledged, Assignor and Assignee agree as follows:

1.             Assignor assigns to Assignee all of the right, title and interest of Assignor in the Leases, subject, however, to the reservation set forth in Section 6 below, and the Contracts.

2.             Assignor hereby agrees to indemnify, defend and hold Assignee harmless from any liability, claim, demand, loss, expense or damage suffered, sustained or incurred by Assignee including, without limitation, reasonable attorneys’ fees and expenses, arising out of or attributable to any claims made against Assignee by any tenants under the Leases (i) for overcharges by Assignor for rents or any other amounts due under such Leases attributable to the period of Assignor’s ownership of the Property or for the payment of any amounts required to be paid by Assignor to the tenants during the period of Assignor’s ownership of the Property (without double-counting for amounts that are otherwise subject to proration under the Agreement and specifically excluding any amounts for which Assignee received a credit from Assignor at the Closing), (ii) relating to Assignor’s application of security deposits under the Leases, except to the extent that Assignee has received a credit at Closing (as defined in the Agreement) in the amount thereof, (iii) arising from injury to persons or damage to property occurring at the Property during Assignor’s period of ownership of the Property or (iv) for any other economic loss suffered by tenants during the period of Assignor’s ownership of the Property as a result of Assignor’s breach of its obligations under the Leases and with respect to which tenants are indemnified by Assignor pursuant to the terms of the Leases, but only to the extent said claim is covered by the insurance maintained by Assignor with respect to the Property.  The foregoing indemnity shall not obligate Assignor to make or pay for any improvements to the Property or correct (or compensate Assignee, any tenants or any third parties) for any costs incurred by them in correcting or otherwise with respect to the physical or environmental condition of the Property.  Assignee hereby agrees to indemnify, defend and hold Assignor harmless from any liability, claim, demand, loss, expense or damage, including, without limitation, reasonable attorneys’ fees and expenses arising out of or attributable to any claims made against Assignor by the tenants under the Leases (i) for overcharge by Assignee for rents and any other amounts due under such Leases attributable to the period of Assignee’s ownership of the Property or for the payment of any amount required to be paid by Assignee to the tenants during the period of Assignee’s ownership of the Property (without double-counting for amounts that are otherwise subject to proration under the Agreement and specifically excluding any amounts for which Assignor received a credit from Assignee at the Closing), (ii) relating to Assignee’s application of security deposits under the Leases, (iii) arising from injury to persons or damage to property occurring at the Property during Assignee’s period of ownership of the Property or (iv) for any other economic loss suffered by the tenants during the period of Assignee’s ownership of the Property as a result of Assignee’s breach of its obligations under the Leases and with respect to which tenants are indemnified by Assignee pursuant to the terms of the Leases, but only to the extent said claim is covered by the insurance maintained by Assignee with respect to the Property.  The indemnification obligations of Assignor and Assignee under this Assignment shall survive the Closing, but only with respect to which claims for indemnification hereunder that are received within one hundred eighty (180) days of Closing, and not otherwise.

3.             Assignor hereby agrees to indemnify, defend and hold Assignee harmless from any liability, claim, demand, loss, expense or damage suffered, sustained or incurred by Assignee including, without limitation, reasonable attorneys’ fees and expenses, arising out of or attributable to any claims made against Assignee by any party to the Contracts (i) for the payment of any amount required to be paid by Assignor to any party to the Contracts during the period of Assignor’s ownership of the Property (without double-counting for amounts that are otherwise subject to proration under the Agreement and specifically excluding any amounts for which Assignee received a credit from Assignor at the Closing), (ii) arising from injury to persons or damage to property occurring at the Property during Assignor’s period of ownership of the Property, or (iii) for any other economic loss suffered by any party to the Contracts during the period of Assignor’s ownership of the Property as a result of Assignor’s breach of its obligations under the Contracts and with respect to which said party is indemnified by Assignor pursuant to the terms of the Contracts, but only to the extent said claim is covered by the insurance maintained by Assignor with respect to the Property.  The foregoing indemnity shall not obligate Assignor to make or pay for any improvements to the Property or correct (or compensate Assignee, any tenants, any other parties to the Contracts or any other third parties) for any costs incurred by them in correcting or otherwise with respect to the physical or environmental condition of the Property.  Assignee hereby agrees to indemnify, defend and hold Assignor harmless from any liability, claim, demand, loss, expense or damage including, without limitation, reasonable attorneys’ fees and expenses, arising out of or attributable to any claims made against Assignor by any party to the Contracts (i) for the payment of any amount required to be paid by Assignee to any party to the Contracts during the period of Assignee’s ownership of the Property (without double-counting for amounts that are otherwise subject to proration under the Purchase Agreement and specifically excluding any amounts for which Assignor received a credit from Assignee at the Closing), (ii) arising from injury to persons or damage to property occurring at the Property during Assignee’s period of ownership of the Property, or (iii) for any other economic loss suffered by any party to the Contracts during the period of Assignee’s ownership of the Property as a result of Assignee’s breach of its obligations under the Contracts and with respect to which said party is indemnified by Assignee pursuant to the terms of the Contracts, but only to the extent said claim is covered by the insurance maintained by Assignee with respect to the Property.  The indemnification obligations of Assignor and Assignee under this Assignment shall survive the Closing, but only with respect to which claims for indemnification hereunder that are received within one hundred eighty (180) days of Closing, and not otherwise.

4.             This Assignment shall be binding on, and inure to the benefit of, the parties hereto, their successors in interest, and assigns.

5.             This Assignment is made without representation or warranty of any kind, except as specifically set forth in the Agreement.  Seller warrants and defends title to the Leases and Contracts unto Buyer, its successors and assigns, against any person or entity claiming, or to claim, the same or any part thereof by, through or under Seller, subject only to the Permitted Exceptions (as defined in the Agreement), to the extent applicable.

6.             Subject to the terms of Paragraph 7.4(b) of the Agreement, Assignor hereby reserves the right to pursue any remedy against any tenant under any of the Leases for amounts due and owing Assignor, but which are unpaid, as of the date hereof.

7.             By accepting this Assignment, Buyer expressly understands and agrees that any recovery against Seller that Buyer may be entitled to as a result of any claim, demand or cause of action that Buyer may have against Seller with respect to this Assignment shall only be recoverable against Seller as provided in Paragraph 15.20 of the Purchase Agreement.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first hereinabove written.

SELLER:	BUYER:

TR ELDRIDGE PLACE CORP., a	, a(n)
Delaware corporation	corporation

By:	By:
Name:	Name:
Title:	Its:

SCHEDULE 1

LEASES

Leases: One Eldridge Place

Bank of America
C.A. Richards & Associates
Canatxx Energy Ventures, Inc.
Marubeni Oil & Gas
McDermott International
Nations Petroleum USA , Inc.
Pegasus International
PriceWaterhouseCoopers
St. Mary Land & Exploration
Texas United Title
UBS

Leases: Two Eldridge Place

Cakes & Culinary Creations
Cypress Energy, Inc.
J. Ray McDermott, Inc.
McTubular Products
NMA Maritime & Offshore Contractors, Inc.
Nuclear Imaging Services
Petro Amigos Supply Inc.
Petroleum Experts, Inc.
Piazza Acquisitions
Samsung America
Turn-Key Specialists
VeriCenter, Inc.

SCHEDULE 2

CONTRACTS

Eldridge I & II Service Agreements

Vendor	Services Provided
Admiral Linen & Uniform Service	Uniform service

Always in Season	Interior plant maintenance

American Commercial Service	Courtesy officer service

BFI Waste Services of Texas	Trash removal

Classic Protection	Fire alarm panel monitoring

Copesan Services dba Holder’s	Pest control

EPM Services	PM on generators and fire pumps

Fikes of Houston	Air fresheners

Martin Landscape Management	Exterior landscape maintenance

Kastle Systems	Access systems

Mueller Water Conditioning	Water conditioning

Nalco	Water treatment

Pritchard Industries Southwest	Janitorial services

ThyssenKrupp Elevator Corp.	Elevator maintenance

Reliant Energy	Electricity

EXHIBIT F

GENERAL ASSIGNMENT

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby expressly acknowledged,                                    , a                                    (“Assignor”), hereby quitclaims, assigns, transfers and conveys to                                   , a                               corporation (“Assignee”), all of Assignor’s right, title and interest, in and to any and all assignable intangible property, licenses, permits and warranties owned by Assignor and attached or pertaining to, all or any part of the real property (the “Property”) commonly known as                                                     , which conveyance is without representation, warranty or recourse of any kind except as otherwise expressly provided herein and in the Agreement.  Assignor hereby represents and warrants to Assignee that it has not previously assigned any of the Property herein assigned, and that, to Assignor’s knowledge, such Property is free and clear of all liens and encumbrances other than the Permitted Exceptions (as defined in that certain Purchase Agreement for Real Property and Escrow Instructions between Assignor and Assignee with an effective date of                     , 2006 (“Purchase Agreement”)), to the extent applicable.  Except as otherwise expressly set forth herein or in the Purchase Agreement, this General Assignment shall not be construed as a representation or warranty by Assignor as to the existence, ownership or transferability of the Property, and Assignor shall have no liability to Assignee in the event that any or all of the Property (i) is not transferable to Assignee, or (ii) is canceled or terminated by reason of this General Assignment or any acts of Assignee.

By accepting this General Assignment, Assignee expressly understands and agrees that any recovery against Assignor that Assignee may be entitled to as a result of any claim, demand or cause of action that Assignee may have against Assignor with respect to this General Assignment shall only be recoverable against Assignor as provided in Paragraph 15.20. of the Purchase Agreement.  Also, Assignor hereby reserves all right, title and interest in and to any and all proceeds or awards granted with regard to any tax appeals filed prior to the date hereof, insofar as such proceeds and awards are applicable to taxes payable or the ownership of the Property prior to the date hereof.

F-1

IN WITNESS WHEREOF, Assignor and Assignee have executed this General Assignment as of                              , 2006.

SELLER:	BUYER:

TR ELDRIDGE PLACE CORP., a	[ , a(n)
Delaware corporation	corporation]

By:	By:
Name:	Name:
Title:	Its:

F-2

EXHIBIT G

NON-FOREIGN CERTIFICATE

Section 1445 of the Internal Revenue Code provides that a buyer of a U.S. real property interest must withhold tax if the seller is a foreign person.  To inform                                      (“Buyer”) that withholding of tax is not required upon the disposition of a U.S. real property interest by                              , a                               (“Seller”), the undersigned hereby certifies the following on behalf of Seller:

1.                                       Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.                                       Seller’s U.S. employer identification number is                              ; and

3.                                       Seller’s office address is c/o KBS Realty Advisors, 205 West Wacker, Suite 1000, Chicago, Illinois 60606, Attention: Bill Rogalla, Senior Vice President

Seller understands that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement I have made here could be punished by fine, imprisonment, or both.

Under penalty of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have the authority to sign this document on behalf of Seller.

SELLER:

TR ELDRIDGE PLACE CORP., a
Delaware corporation

By:
Name:
Title:

G-1

EXHIBIT H

BILL OF SALE

                                      , a                            (“Grantor”), for good and valuable consideration paid by                                       , a                             corporation (“Grantee”), the receipt and sufficiency of which is hereby acknowledged, by these presents does QUITCLAIM, BARGAIN, SELL and DELIVER unto Grantee its entire right, title and interest in all equipment, furniture, furnishings, appliances, supplies, tools, machinery and other personal property of every nature and description owned by Grantor and attached to or located on all or any part of the real property (the “Property”), comprising or otherwise forming a part of the buildings commonly known as                                                      (the foregoing being collectively referred to as the “Personalty”); but excluding any personal property owned by tenants under leases now or hereafter demising space in the improvements located on the Property or by any property manager.

GRANTOR WARRANTS AND DEFENDS TITLE TO THE PERSONALTY UNTO GRANTEE, ITS SUCCESSORS AND ASSIGNS, AGAINST ANY PERSON OR ENTITY CLAIMING, OR TO CLAIM, THE SAME OR ANY PART THEREOF BY, THROUGH OR UNDER GRANTOR, SUBJECT ONLY TO THE PERMITTED EXCEPTIONS (AS DEFINED IN THAT CERTAIN PURCHASE AGREEMENT FOR REAL PROPERTY AND ESCROW INSTRUCTIONS BETWEEN GRANTOR AND GRANTEE WITH AN EFFECTIVE DATE OF                 , 2006 (“PURCHASE AGREEMENT”), TO THE EXTENT APPLICABLE, BUT WHICH DO NOT INCLUDE ANY LIENS, RIGHTS OR CLAIMS OF OTHERS, INCLUDING ANY LEASES OR FINANCING AGREEMENTS WITH RESPECT TO THE PERSONALTY.  EXCEPT AS SET FORTH IN THE PRECEDING SENTENCE, GRANTOR MAKES NO OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERSONALTY.  GRANTOR MAKES NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE WITH RESPECT TO THE PERSONALTY, AND THE SAME IS SOLD IN AN “AS IS, WHERE IS” CONDITION, WITH ALL FAULTS.  BY ACCEPTANCE OF DELIVERY, GRANTEE AFFIRMS THAT IT HAS NOT RELIED ON GRANTOR’S SKILL OR JUDGMENT TO SELECT OR FURNISH THE PERSONALTY FOR ANY PARTICULAR PURPOSE, AND THAT GRANTOR MAKES NO WARRANTY THAT THE PERSONALTY IS FIT FOR ANY PARTICULAR PURPOSE AND THAT THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, EXCEPT AS SPECIFICALLY SET FORTH IN THIS BILL OF SALE.

TO HAVE AND TO HOLD the Personalty unto Grantee, its successors and assigns forever.

By accepting this Bill of Sale, Grantee expressly understands and agrees that any recovery against Grantor that Grantee may be entitled to as a result of any claim, demand or cause of action that Grantee may have against Grantor with respect to this Bill of Sale shall only be recoverable against Grantor as provided in Section 15.20 of the Purchase Agreement.  This instrument shall be governed by and construed in accordance with the laws of the State of Texas.

H-1

EXECUTED as of                       , 2006.

GRANTOR:

TR ELDRIDGE PLACE CORP., a
Delaware corporation

By:
Name:
Title:

H-2

EXHIBIT I

TENANT ESTOPPEL CERTIFICATE

Form of Estoppel Certificate

                               , 2006

[Address of Buyer]

[Address of Lender]

RE:          [Name and Address of Property]

Gentlemen:

Reference is made to that certain [Lease Agreement] dated as of                                           ,               between                                         , a                                , as landlord (“Landlord”), and the undersigned, as tenant (“Tenant”), demising premises at the captioned address more particularly described in the Lease (the “Premises”). The lease, together with all amendments thereto included in Schedule 1 attached hereto, is herein referred to as the “Lease”. Tenant hereby represents to the Benefited Parties (as herein defined) that the following statements are true and correct as of the date hereof:

1.             Schedule 1 attached hereto is a list of all amendments to the Lease, and attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments to the Lease.  The documents listed in Schedule 1 and attached hereto as Exhibit A represent the entire agreement between the parties as to the Premises.  The undersigned is the Tenant under the Lease for space at the Premises covering                           rentable square feet.

2.             The Lease is in full force and effect and has not been amended, modified, supplemented or superseded except as indicated in Schedule 1.  There are no understandings, contracts, agreement or commitments of any kind whatsoever with respect to the Premises, except as expressly provided in the Lease.

3.             The term of the Lease commenced on                              , and expires on                            , subject to any rights of Tenant to extend the term as provided therein.  The base rent presently being charged is $                       .  All rentals, charges, additional rent and other obligations on the part of the undersigned have been paid to and including                           , 200  .  No rental, other than for the current month, has been paid in advance.  The undersigned has accepted possession and now occupies the Premises and is currently open for business.  In addition to the fixed minimum Base Rent, the Tenant pays its pro-rata share of real estate taxes and operating expenses in excess of a base stop of                           .

4.             Tenant has paid to Landlord a security deposit in the amount of $                             .  Tenant has no claim against Landlord for any other security, rental, cleaning access card, key or other deposits or any prepaid rentals.

5.             Landlord is not in any respect in default in the performance of the terms and provisions of the Lease, nor does any state of facts or condition exist which, with the giving of notice or the passage of time, or both, would result in such a default.  All conditions under the Lease to be performed by Landlord have been satisfied.  Without limiting the generality of the foregoing, all improvements to be constructed in the Premises by Landlord have been completed to the satisfaction of Tenant and accepted by Tenant and any tenant construction allowances have been paid in full, and all duties of an inducement nature required of Landlord in the Lease have been fulfilled to Tenant’s satisfaction. Tenant has no claim against Landlord by reason of any restriction, encumbrance or defect in title of the Premises of which Tenant has actual knowledge.

6.             There currently is no defense, offset, lien, claim or counterclaim by or in favor of Tenant against Landlord under the Lease or against the obligations of Tenant under the Lease (including, without limitation, any rentals or other charges due or to become due under the Lease) and Tenant is not contesting any such obligations, rentals or charges. To Tenant’s knowledge, all leasing commissions due in respect of the current term of the Lease have been paid.

7.             Tenant has no renewal, extension or expansion option, no right of first offer or right of first refusal and no other similar right to renew or extend the term of the Lease or expand the property demised thereunder except as may be expressly set forth in the Lease.  Tenant has no right to lease or occupy any parking spaces within the Property except as set forth in the Lease.  Tenant is entitled to no free rent nor any credit, offsets or deductions in rent, nor other leasing concessions other than those specified in the Lease.

8.             Tenant is not in any respect in default in the performance of the terms and provisions of the Lease nor does any state of facts or condition exist which, with the giving of notice or the passage of time, or both, would result in such a default.  Without limiting the generality of the foregoing, Tenant is current in its rental obligation under the Lease.

9.             The undersigned has not received notice of a prior transfer, assignment, hypothecation or pledge by Landlord of any of Landlord’s interest in the Lease other than to the holder of any first mortgage on the captioned property.

10.           Tenant has not assigned the Lease nor sublet all or any part of the Premises, except as shown on Schedule 1 attached hereto and made a part hereof for all purposes.

The above certifications are made to the Benefited Parties knowing that the Benefited Parties will rely thereon in making an investment in the Premises. For purposes hereof, the term “Benefited Parties” means the addressees of this letter and all of the following: (a) Harvard Property Trust, LLC, a Delaware limited liability company and its successors, assigns, and designees (including, without limitation, any tenant in common purchasers); and (b) any lender to which any party described in the foregoing clause (a) grants a deed of trust, mortgage or other lien upon the Premises.

Very truly yours,

,
a

By:
Name:
Title:

JOINDER OF GUARANTOR

The undersigned joins in the execution of this Estoppel Certificate for the purpose of confirming to and for the benefit of the Benefited Parties (a) that the guaranty of Tenant’s obligations under the Lease executed by the undersigned remain in full force and effect, and (b) that the undersigned has no defenses or offsets to its obligations under the guaranty of the Lease executed by the undersigned. The undersigned understands that the Benefited Parties will rely upon the foregoing confirmations.

a

By:
Name:
Title:

Schedule 1

List of Lease Documents

Exhibit A

See Attached Lease Documents

EXHIBIT J

LIST OF CONTRACTS

Eldridge I & II Service Agreements

Vendor	Services Provided
Admiral Linen & Uniform Service	Uniform service

Always in Season	Interior plant maintenance

American Commercial Service	Courtesy officer service

BFI Waste Services of Texas	Trash removal

Classic Protection	Fire alarm panel monitoring

Copesan Services dba Holder’s	Pest control

EPM Services	PM on generators and fire pumps

Fikes of Houston	Air fresheners

Martin Landscape Management	Exterior landscape maintenance

Kastle Systems	Access systems

Mueller Water Conditioning	Water conditioning

Nalco	Water treatment

Pritchard Industries Southwest	Janitorial services

ThyssenKrupp Elevator Corp.	Elevator maintenance

Reliant Energy	Electricity

J-1

EXHIBIT K

PROPERTY INFORMATION

BASE BUILDING INFO

ADA Compliance, studies/reports

Appraisal, Existing

Building Measurement Surveys by Registered Architect

Building Permits

Building Plans, Specifications,

Paper

CAD Disk

Base Building Certificate of Occupancy

Covenants, Conditions & Restriction’s (Owner association, condo, etc)

Easement Information, existing and pending

Environmental Site Assessment, Existing

Floor Plans, as leased

Geotechnical Report, if any

Parking Space Configuration (Surface and Garage if applicable)

Property Condition Report, existing

Roof Reports – If recent re-roof, provide drawings and specifications

Roof Warranty – If recent re-roof/new roof provide contractor contact info

Seismic Reports

Site Plans

Survey, existing

BUILDING SYSTEMS/OPERATIONS

Chiller Eddy Current Testing – Frequency and Results

Emergency/Life Safety Systems, Operating Manual

Ground Fault Testing – Frequency and Results

Infra-red Scans of Electrical System – Frequency and Results

Permits & Licenses – Alarm (including Frequency and Results of testing)

Permits & Licenses – Boiler (including inspection results)

Permits & Licenses – Construction

Permits & License – Elevator (including one and five year testing reports)

Permits & License – Engineering

Preventive Maintenance Program

Warranty, Elevator if applicable

Warranty, HVAC Equipment, if applicable

Warranty, Mechanical, if applicable

Warranty, Roof, if applicable

Work Order Systems & Operating Manuals

Window Washing – Frequency and Results

FINANCIAL/BUDGETING INFO

Average Effective Annual Rental Rate (psf basis), previous 5 years

Building/Capital Improvements Projects, Current

Capital Improvements, historical/projected, 3 years

Balance Sheet, to date

Budget & Narrative, Current Year

Invoices, as requested, copies only (typically utility and real estate tax invoices)

Security Deposit Listing, Current, LOC’s/Guaranty’s to be transferred

Utility Security Deposits

***  SECTION 3-14 AUDIT  ***

*Additional material/reports required for the completion of the 3-14 Audit

(Note:  this audit will also include physical site visits to review original invoices selected from property check register/disbursement journal as noted below)

Detailed general ledger report of revenues and expenses for the prior two years, each quarter for the current year, and to current date for the current year

Detailed income statements by month for the prior two years and to current date for the current year

Detail of the cash receipts and disbursements journal (downloaded in Excel if possible) for the full prior year and to current date for the current year

Detailed accrued expense listing for each quarter ended during the current year and the prior two years

Operating Expense Reconciliations in detail for the three previous years, current year budget, and current year preliminary reconciliation

Aging Reports, Current and past 6 months (month-by-month)

Rent Roll, Current

All leases, amendments and commencement date letters for current and prior year tenants

Detailed listing of all tenants with termination options

Detailed rent straight-line schedule for each quarter ended during the current year and the prior two years

Stacking Plan

Parking garage lease/operating agreement for the prior two years and the current year

Service contracts for the current year and prior year

Property tax and personal property tax statements for the current year & prior 3 years

Utility agreements/power supply agreements for the current year and prior year

Utilities, prior year and current year invoices

Representation letter (questions asked Seller by Audit Firm)

TENANT RELATED INFO

Certificates of Occupancy

Insurance Certificate

Lease Commission Schedule, 3 previous years

Existing Commission Agreements

Occupancy/Vacancy History,  5 previous years

Retail tenants, sales data and percentage rent billings

Tenant Contact Information

Tenant Financial Statements, if available

Tenant Improvement projects, currently under construction (copy of contract(s))

Tenant Improvement Schedule, 3 previous years

OTHER

Business Licenses

Covenants, Conditions & Restriction’s (Owner association, condo, etc)

Flooding Info, Historical

Ground Lease, if any

Insurance Certificate - Seller

Insurance Claims, Pending

Insurance Claims History

Intellectual Property Documents, if any

Litigation – Pending

Management & Leasing Agreement – Existing

O & M Reports (Asbestos, Mold, etc.)

Personal Property Inventory including Office Equipment to remain on site

Photos of the Building

Security Incident Reports, for prior 24 months

Seismic Reports

Staffing/Payroll Schedule

Title commitment policy of Seller, existing

Title Work – Preliminary

Title Work – Final

Website/Domain Information

Zoning Report, existing if available